EXHIBIT 10.28

Freddie Mac Loan Numbers:	708653197
708654282
708653111
708653812
708653170
708653154
708653162
708653138 and 708653103

Freddie Mac Deal Number:	160601
Freddie Mac Rollup Number:	504199536

CREDIT AGREEMENT
BY AND BETWEEN
SIR Ashley Oaks, LLC,
a Delaware limited liability company

SIR Buda Ranch, LLC,
a Delaware limited liability company

SIR Deer Valley, LLC,
a Delaware limited liability company

SIR Carrington Park, LLC,
a Delaware limited liability company

SIR Carrington Place, LLC,
a Delaware limited liability company

SIR Carrington Champion, LLC,
a Delaware limited liability company

SIR Audubon Park, LLC,
a Delaware limited liability company

SIR Oak Crossing, LLC,
a Delaware limited liability company

AND

SIR Steiner Ranch Apartments, LLC,
a Delaware limited liability company

individually and collectively as Borrower

AND

PNC Bank, National Association,
a national banking association,
as Lender
July 29, 2016

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

		Page
10.19	Time of Essence	51
10.20	Counterparts	51
10.21	NOTICE OF FINAL AGREEMENT	51

v

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (“Agreement”) is dated as of July 29, 2016 and is made by and between SIR Ashley Oaks, LLC, a Delaware limited liability company, SIR Buda Ranch, LLC, a Delaware limited liability company, SIR Deer Valley, LLC, a Delaware limited liability company, SIR Carrington Park, LLC, a Delaware limited liability company, SIR Carrington Place, LLC, a Delaware limited liability company, SIR Carrington Champion, LLC, a Delaware limited liability company, SIR Audubon Park, LLC, a Delaware limited liability company, SIR Oak Crossing, LLC, a Delaware limited liability company, SIR Steiner Ranch Apartments, LLC, a Delaware limited liability company, each having an address of c/o Steadfast Companies, 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612 (individually and collectively the “Borrower”) and PNC Bank, National Association, a national banking association, having an address of 26901 Agoura Road, Suite 200, Calabasas Hills, CA 91301 (together, with its successors and/or assigns, “Lender”).
RECITALS
WHEREAS, Borrower desires to obtain a revolving credit facility (the “Facility”) from Lender in an amount up to, but not exceeding $235,124,750, subject to increase to an amount up to, but not exceeding, $350,000,000 as provided herein;
WHEREAS, Borrower has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for Borrower’s repayment of such Facility; and
WHEREAS, Lender is willing to make the above described Facility available to Borrower secured by an interest in such real property and other assets owned by Borrower.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.    DEFINITIONS.
1.1    Definitions.
The following capitalized terms shall have the meanings set forth below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections. To the extent not otherwise defined herein, capitalized terms shall have the meanings as set forth in the applicable Loan Agreement, the Fixed Rate Note, or the Revolving Credit Note, as applicable.
“Accrued Interest” shall have the meaning as set forth in Section 5.4.1.1.
“Addition Fee” shall have the meaning as set forth in Section 2.5.6.

Credit Agreement

“Advisor” shall mean Steadfast Income Advisor, LLC, a Delaware limited liability company.
“Affiliate” or “Affiliates” shall mean (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such Person; or (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; provided, however, that no publicly held corporation other than Guarantor shall be considered an Affiliate for any purpose.
“Aggregate DSCR” shall mean, at the time of Lender’s determination, the then prevailing computation of the aggregate Net Operating Income of each Collateral Pool Property divided by the then prevailing computation of Aggregate Stressed Debt Service.
“Aggregate Stressed Debt Service” shall mean, for the purposes of this Agreement, the sum of (i) interest due on the Fixed Rate Note (including any default interest), (ii) the interest due on the Revolving Credit Note (including any default interest), (subject to a floor of 1.25% for the LIBOR Index Rate or any other index then being used by Lender to determine the interest rate of the Revolving Credit Note pursuant to this Agreement), and (iii) an amount equal to 0.01 of the then outstanding principal amount of such Revolving Credit Note, but exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder. Aggregate Stressed Debt Service shall be annualized at the time of Lender’s determination and calculated as set forth herein, notwithstanding the duration of any Interest Period.
“Agreement” shall mean this Credit Agreement, as the same may be amended, modified, increased or supplemented from time to time, including all exhibits and schedules attached hereto.
“Allocated Loan Amount” shall mean for a Collateral Pool Property the maximum debt amount determined by Freddie Mac taking into account the Sublimits. For purposes of determining the Addition Fee for an addition of a Mortgaged Property as a Collateral Pool Property, the Allocated Loan Amount shall be calculated based on such Mortgaged Property’s “as is” Net Operating Income and Valuation at the time of such Mortgaged Property’s addition to the Collateral Pool. For purposes of determining the Seasoning Fee, Base Rate Termination Fee and Release Termination Fee, the Allocated Loan Amount shall be calculated based on such Collateral Pool Property’s “as is” Net Operating Income and Valuation on or about the most recent anniversary of the Closing Date.
“Anniversary Date” shall have the meaning as set forth in Section 3.4.1.

Credit Agreement	Page 2

“Authorized Officer” shall mean those individuals, designated by written Notice to Lender from Borrower, authorized to execute Notices, reports and other documents on behalf of Borrower required hereunder; provided, further, that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any Notices permitted or required by this Agreement. Borrower may amend such list of individuals from time to time by giving written Notice of such amendment to Lender.
“Base Rate” shall mean the LIBOR Index Rate (truncated to the 5th decimal place, if necessary) plus the applicable Margin. Interest accruing at the Base Rate shall be calculated monthly in the manner provided in this Agreement based on the aggregate principal balance of the Base Rate Borrowing Tranches outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein. The LIBOR Index Rate plus the applicable Margin with respect to each Base Rate Borrowing Tranche shall remain fixed throughout the applicable Interest Period and shall then be recalculated as of each renewal of such Base Rate Borrowing Tranche in accordance with Section 4.3.3. The Margin with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with Section 4.3.3.
“Base Rate Borrowing Tranche” shall mean a Borrowing Tranche which accrues interest at the Base Rate.
“Base Rate Termination Fee” shall have the meaning as set forth in Section 2.5.4.1.
“Borrower” shall mean each Single Asset Entity defined as “Borrower” in the Recitals together with any Proposed Borrower that becomes a party to this Agreement pursuant to the terms and conditions of Section 3.1.2.2, but excluding any entity that is released pursuant to the terms of Sections 2.6, 3.2 or 3.3 from all obligations other than environmental indemnifications under Sections 6.12 and 10.02 of the applicable Loan Agreement.
“Borrower’s Knowledge” shall mean the knowledge of: (i) any officer or employee of Borrower, (ii) any officer of Sponsor or Guarantor, (iii) any officer of any holder of the membership or other equity interest in Borrower, and/or (iv) any officer of any Affiliate that manages or operates any Collateral Pool Property.
“Borrowing Date” shall mean, with respect to any Borrowing Tranche, the date of borrowing or renewal, as the case may be, which shall be a Business Day or, in the case of a renewal which would otherwise fall on a day other than a Business Day, the first Business Day thereafter.

Credit Agreement	Page 3

“Borrowing Tranche” shall mean each advance outstanding at any one time at the (i) Base Rate hereunder having a particular Interest Period and the (ii) Fixed Rate, and all advances at the Prime Rate. Two (2) or more Borrowing Tranches accruing interest at a Base Rate may be combined to form a single Borrowing Tranche (i) with the same Interest Period without a payment of any penalty or fee in the event such 2 or more Borrowing Tranches mature and are renewed at the same time with the same Interest Period, or (ii) in the event 2 or more Borrowing Tranches mature at different times, with payment of the applicable Accrued Interest if 1 or more Borrowing Tranches are advanced or prepaid and at the request of the Borrower then combined with 1 or more other Borrowing Tranches with the same Interest Period. For all purposes hereunder, the 1 time advance at the Fixed Rate shall be deemed a single Borrowing Tranche, and all Prime Rate fundings permitted or required hereunder shall be aggregated and deemed a single Borrowing Tranche.
“Closing Date” shall mean the first date on which both of the following requirements are met: (i) this Agreement has been fully executed, and (ii) the first advance is made by Lender pursuant to this Agreement. The closing shall take place on the Closing Date at such time and place as the parties agree.
“Collateral” shall mean the Collateral Pool Property, and the UCC Collateral of a Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Loan Documents.
“Collateral Pool” shall mean each and every Collateral Pool Property.
“Collateral Pool Property” shall mean each Mortgaged Property as set forth in Schedule 1.1(A). Schedule 1.1(A) shall be deemed amended each time a Mortgaged Property is added as a Collateral Pool Property or released as a Collateral Pool Property in accordance with the terms of this Agreement.
“Collateral Pool Property Documents” shall mean the Lender’s then current versions of the Loan Agreements, Security Instruments, guaranties, indemnities, O&M Programs, and any other documents now or in the future executed (or in the case of a UCC financing statement authorized) by Borrower, any Guarantor or any Affiliate of Borrower or Guarantor in connection with the Loan or the Collateral, as such documents may be amended from time to time. The Collateral Pool Property Documents shall include, but not be limited to, those documents set forth in Schedule 1.1(B). To the extent a Borrower or Proposed Borrower shall execute a Loan Agreement or Security Instrument after the date hereof, such documents will include any previously negotiated changes approved by Lender to the extent determined to be applicable by Lender in its reasonable discretion.
“Commitment Fee” shall have the meaning as set forth in Section 2.5.1.

Credit Agreement	Page 4

“Contraction Option Date” shall mean each date the Loan is decreased pursuant to Section 2.4.1 or Section 2.4.2.
“Event of Default” shall mean any of the events described in Section 9.1 or otherwise referred to herein as an “Event of Default”.
“Expansion Amount” shall have the meaning as set forth in Section 2.4.3.
“Expansion Fee” shall have the meaning as set forth in Section 2.5.6.
“Expansion Option Date” shall mean each date that the Loan is increased pursuant to Section 2.4.3
“Expiration Date” shall mean the earlier to occur of (i) the Maturity Date, or (ii) the date specified by Borrower as the expiration date under Section 2.6.
“Extension Fee” shall have the meaning as set forth in Section 2.5.7.
“Extension Option Date” shall mean the date the Scheduled Maturity Date is extended pursuant to Section 2.3.1 or the date the First Extended Maturity Date is extended pursuant to Section 2.3.2.
“Facility” shall have the meaning as set forth in the Recitals of this Agreement.
“First Extended Maturity Date” shall mean August 1, 2022.
“First Option to Extend” shall have the meaning as set forth in Section 2.3.1.
“Fixed Rate” means the annual interest rate established by Lender and agreed upon by Borrower as set forth in the Fixed Rate Note.
“Fixed Rate Borrowing Tranche” shall mean, to the extent requested by Borrower, a single advance in an amount not greater than 50% of the Loan as of the Closing Date to be disbursed on the Closing Date and which accrues interest at the Fixed Rate.
“Fixed Rate Note” shall mean, solely to the extent Borrower requests a Fixed Rate Borrowing Tranche, the Multifamily Note (Fixed Rate) of Borrower in the face amount of the Fixed Rate Borrowing Tranche, together with all amendments, modifications, increases, extensions, renewals, replacements or supplements.
“Fixed Rate Termination Fee” shall have the meaning as set forth in Section 2.5.4.2.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation.

Credit Agreement	Page 5

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 and applied on a consistent basis both as to classification of items and amounts.
“Guarantor” shall mean individually and collectively (i) Steadfast Income REIT, Inc. and (ii) any entity or individual who becomes a Guarantor pursuant to the terms of this Agreement or the other Loan Documents.
“Guaranty” shall mean that certain Guaranty of even date herewith executed by Steadfast Income REIT, Inc. in connection with the Loan, together with all amendments, modifications, supplements or replacements thereto.
“Guide” shall have the meaning as set forth in Section 8.9.
“Increased Cost Amount” shall have the meaning as set forth in Section 5.6.1.
“Indebtedness” shall mean at any time and from time to time the (i) principal amount of the Revolving Credit Note and Fixed Rate Note then outstanding, (ii) any interest owed pursuant to the Revolving Note and Fixed Rate Note , and (iii) any other fees, costs or amounts due under the Revolving Credit Note, the Fixed Rate Note, this Agreement, or any other Loan Document.
“Initial Market Value” shall mean the Market Value of any Mortgaged Property as determined by Lender based on Lender’s then current underwriting policies as of the date the same is included in the Collateral Pool pursuant to the provisions hereof. The Initial Market Value of each Collateral Pool Property is shown at Schedule 1.1(A). The Lender shall update Schedule 1.1(A) or otherwise confirm Initial Market Value in writing as of the date a Mortgaged Property is included as a Collateral Pool Property pursuant to the provisions hereof; provided however, that with respect to a Mortgaged Property acquired or developed within 12 months prior to the date such Mortgaged Property is added as a Collateral Pool Property, the Initial Market Value shall not exceed the lesser of (i) appraised value or (ii) the sum of (a) the purchase price paid by Borrower for such Mortgaged Property, (b) the capital expenditures paid by Borrower for such Mortgaged Property during such 12 month period, (c) the acquisition costs (not to exceed 3% of the purchase price paid by Borrower in connection with the purchase of such Mortgaged Property) and (d) any escrows held by or on behalf of Lender on account of capital expenditures as determined by Lender (i.e. replacement reserves or repair escrows) for such Mortgaged Property; provided, further, that Lender may agree, in its sole discretion, to a Borrower’s written request to limit Lender’s recovery from a Collateral Pool Property to a certain dollar amount due to recording tax considerations in a particular Property Jurisdiction (which limitation shall be memorialized in the applicable Security Instrument), in which event the Market Value for such Collateral Pool Property shall never exceed such limited recovery amount.

Credit Agreement	Page 6

“Interest Period” shall have the meaning as set forth in Section 4.3.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, final issued opinion, binding release, ruling, order, injunction, writ, or decree of any Official Body.
“Lender” shall mean at any time and from time to time, the entity that is the holder of the Revolving Credit Note and Fixed Rate Note. PNC Bank, National Association, a national banking association, the initial Lender, intends to sell the Revolving Credit Note and Fixed Rate Note to Freddie Mac and assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac subsequent to the Closing Date, provided each Collateral Pool Property serves as Collateral for the Loan as of the date of said assignment.
“LIBOR” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index Page” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index Rate” shall have the meaning as set forth in the Revolving Credit Note.
“Liquidity” shall have the meaning as set forth in the Guaranty.
“Loan” shall mean $235,124,750 as of the Closing Date, subject to increase as provided in Section 2.4.3 hereof and contraction as provided in Sections 2.4.1 and 2.4.2 hereof.
“Loan Agreement” shall mean each Multifamily Loan and Security Agreement executed by a Borrower, as same may be amended, modified, increased or supplemented from time to time, including all riders, exhibits and schedules attached thereto.
“Loan Documents” shall mean individually and collectively this Agreement, the Revolving Credit Note, the Fixed Rate Note, the Guaranty, the Collateral Pool Property Documents and any other instruments, certificates or documents executed by Borrower or any Affiliate of Borrower now or hereafter delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.
“Loan Request” shall have the meaning as set forth in Section 2.1.2.

Credit Agreement	Page 7

“LTV Ratio” shall mean the product, expressed as a percentage, determined by dividing the Outstanding Borrowing Tranches by the aggregate of the then current Market Values of the Collateral Pool Properties exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder.
“Margin” shall mean with respect to a Base Rate Borrowing Tranche, the sum of the Net Spread and the Servicing Spread.
“Market Value” shall mean as to an individual Collateral Pool Property, the Initial Market Value of such property, in each case as such value may be subsequently increased or decreased in accordance with the terms and conditions of this Agreement.
“Material Adverse Change” shall mean any set of circumstances or events which, in Lender’s reasonable discretion, would have or is then reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement or the other Loan Documents Taken as a Whole, (ii) the ability of Borrower Taken as a Whole to duly perform the Obligations, (iii) the ability of Lender to enforce its legal remedies pursuant to this Agreement or the other Loan Documents Taken as a Whole, including, without limitation, by realizing upon any Collateral or any guaranty, (iv) the financial condition of Borrower Taken as a Whole or any Guarantor, or (v) the financial performance or Market Value of any Collateral Pool Property.
“Maturity Date” shall mean the earlier of (i) the Scheduled Maturity Date, as the same may be extended to the First Extended Maturity Date and the Second Extended Maturity Date, as applicable or (ii) the date on which the unpaid principal balance of the Loan becomes due and payable by acceleration or otherwise pursuant to this Agreement or any Loan Document or the exercise by Lender of any right or remedy under this Agreement or any Loan Document to accelerate the stated Maturity Date.
“Maximum Facility Available” shall mean, at the time of determination, the maximum amount which Borrower may borrow under this Agreement without violating the Sublimits set forth in Section 2.1.4.
“Maximum LTV Ratio” shall mean 72.5%
“Minimum Expansion Amount” shall have the meaning as set forth in Section 2.4.3.
“Minimum Net Worth” shall have the meaning as set forth in the Guaranty.
“Month” shall mean the appropriate calendar month.
“Monthly Payment Statement” shall have the meaning as set forth in Section 5.3.

Credit Agreement	Page 8

“Mortgaged Property” shall have the meaning as set forth in the Loan Agreement consisting of conventional multifamily real property owned by Borrower or Proposed Borrower, as applicable. Each Mortgaged Property shall be acceptable to Lender in its sole discretion, fully constructed and shall have received all final certificates of occupancy.
“Net Operating Income” shall mean an annualized dollar amount, as determined by Lender in its sole discretion in accordance with Lender’s then applicable underwriting standards, which is equal to all income from the operations of each Collateral Pool Property that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (including an allowance for a property management fee) (exclusive of debt service on account of the Loan). Net Operating Income shall be calculated by Lender for each individual Collateral Pool Property as of the Closing Date and thereafter on or about the date of each Valuation performed in accordance with Section 3.4, in accordance with Lender’s then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender’s then current requirements for such capital reserves.
“Net Spread” shall have the meaning as set forth in Section 4.2.3 with respect to a Base Rate Borrowing Tranche hereunder.
“Notice” shall have the meaning as set forth in Section 10.8.
“Obligation”, “Obligations”, “obligation”, or “obligations” shall mean the Indebtedness and any other obligation or liability of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note, the Fixed Rate Note or any other Loan Document.
“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, to the extent having jurisdiction over a Collateral Pool Property, Borrower, Guarantor, the Loan or the Lender as the case may be.
“Outstanding Borrowing Tranches” shall mean the sum of all Borrowing Tranches outstanding at any one time.
“Payment Date” shall have the meaning as set forth in Section 5.3.

Credit Agreement	Page 9

“Permitted Exceptions” shall mean those title exceptions approved by Lender on Lender’s title insurance policy accepted by Lender on the Closing Date and thereafter as permitted and approved pursuant to Sections 3.1.2.2 and 3.3.2 or as otherwise approved by Lender.
“Potential Default” shall mean any event or condition which, with the passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.
“Prepayment Premium” shall mean the prepayment premium calculated in accordance with the Fixed Rate Note.
“Prepayment Premium Period” shall have the meaning as set forth in the Fixed Rate Note.
“Prime Rate” shall mean the rate of interest per annum established on the first day of each Month during the term hereof and published in The Wall Street Journal as the prime rate, or any comparable publication reasonably selected by Lender in the event The Wall Street Journal no longer publishes the prime rate, plus the applicable Margin.
“Prime Rate Borrowing Tranche” shall mean all advances hereunder which accrue interest at the Prime Rate. Notwithstanding anything to the contrary contained herein, no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 4.3.2 or 4.4.2.
“Proceeding” shall have the meaning as set forth in Section 8.5.
“Proposed Borrower” shall mean a Single Asset Entity that is an Affiliate of Borrower and is the owner of one or more Mortgaged Properties which have been proposed to be included in the Collateral Pool, pursuant to the terms hereof.
“Reaffirmation Date” shall have the meaning as set forth in Section 7.2.
“Release Termination Fee” shall have the meaning as set forth in Section 2.5.4.3.
“Renewal Date” shall have the meaning as set forth in Section 4.3.3.
“Renewal Request” shall have the meaning as set forth in Section 4.3.3.
“Required Financial Statements” shall have the meaning as set forth in Section 8.9.

Credit Agreement	Page 10

“Revolving Credit Note” shall mean the Multifamily Note (Floating Rate) of Borrower, in the face amount of the Loan, which evidences the Loan, together with all amendments, modifications, increases, extensions, renewals, replacements, or supplements.
“Scheduled Maturity Date” shall mean August 1, 2021.
“Seasoning Fee” shall have the meaning as set forth in Section 2.5.3.
“Second Extended Maturity Date” shall mean August 1, 2023.
“Second Option to Extend” shall have the meaning as set forth in Section 2.3.2.
“Securitized Loan” shall have the meaning as set forth in Section 3.3.1.
“Securitized Loan Collateral” shall have the meaning as set forth in Section 3.3.1.
“Securitized Product” shall mean Freddie Mac’s then current product for financing a performing loan that is intended to be securitized in a securitization where the most subordinate debt component of such securitization is sold to a party unrelated to Freddie Mac.
“Seismic Report Fee” shall mean a non-refundable fee equal to Lender’s and Servicer’s reasonable out-of-pocket costs and expenses incurred in obtaining a seismic report with respect to any real property for which Lender, in its reasonable discretion, deems such report necessary.
“Servicer” shall mean PNC Bank, National Association, a national banking association, Freddie Mac or any subsequent independent contractor appointed by Lender, at Lender’s sole cost and expense, to administer the Loan and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement and/or Guide.
“Servicing Agreement” shall mean the Guide as modified by any agreement between Lender and an independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note, the Fixed Rate Note, and the other Loan Documents.
“Servicing Spread” shall mean (0.0005) times the outstanding Base Rate Borrowing Tranches.
“Sponsor” shall mean collectively (i) Steadfast Income REIT, Inc., a Maryland corporation, and (ii) any entity or individual which becomes a sponsor.

Credit Agreement	Page 11

“Sponsor Liquidity Event” shall mean a liquidation of the Sponsor which shall include a sale or merger of the Sponsor into another entity or the Sponsor’s public issuance of common stock, convertible debt, equity or other similar securities or a merger of the Sponsor’s Advisor into the Sponsor, dissolution or winding up of Sponsor or Borrower or any plan of liquidation related to the Sponsor or Borrower adopted directly or indirectly by Sponsor’s board of directors (each an “Event”) of which any Event must be approved by Lender prior to the occurrence of such Event.
“Sublimits” shall have the meaning as set forth in Section 2.1.4.
“Taken as a Whole” means the Borrower collectively as a group, or this Agreement and the other Loan Documents, collectively as a group.
“Termination Fee” means singularly and collectively, as the context may require, the Base Rate Termination Fee, Fixed Rate Termination Fee and Release Termination Fee.
“Underwriting Materials” shall mean all materials required by Lender pursuant to Lender’s then current loan underwriting requirements including, without limitation, a current appraisal acceptable to Lender for a Mortgaged Property to be added to the Collateral Pool.
“Unused Commitment Fee” shall have the meaning as set forth in Section 2.5.2.
“Valuation” shall have the meaning as set forth in Section 3.4.1.
“Valuation Letter” shall have the meaning as set forth in Section 3.4.1.
1.2    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.
1.2.1    Number; Inclusion.
References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”, and “including” has the meaning represented by the phrase “including without limitation”.
1.2.2    Determination.
References to “determination” of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error.

Credit Agreement	Page 12

1.2.3    Lender’s Discretion and Consent; References to Lender’s Requirements.
Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to “Lender’s then current requirements”, “Lender’s then current programs” or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Guide.
1.2.4    Documents Taken as a Whole.
The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.
1.2.5    Headings.
The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Documents or the interpretation thereof in any respect.
1.2.6    Implied References to this Agreement.
Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified, and exhibits and schedules attached hereto are incorporated herein by this reference.
1.2.7    Persons.
Reference to any Person includes such Person’s successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity.
1.2.8    From, To and Through.
Relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding”, and “through” means “through and including”.

Credit Agreement	Page 13

1.2.9    Conflicts with Other Loan Documents.
In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.
1.3    Accounting Principles.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) or, at the request of Borrower and consented to by Lender, cash accounting principles recognized and consistently applied at that time by the accounting industry. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower’s financial statements at that time.
2.    REVOLVING LOAN FACILITY.
2.1    Revolving Loan.
2.1.1    Revolving Loan.
Subject to the terms of this Agreement from time to time prior to the Maturity Date, Lender shall make revolving advances in an amount not to exceed the amount of the Loan. All advances pursuant to this Agreement, the Revolving Credit Note and the Fixed Rate Note constitute a single indebtedness, and all of the Collateral is security for the Obligations.

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2.1.2    Loan Requests and Funding.
Subject to the terms and conditions set forth herein, on the Closing Date, Borrower may request a Fixed Rate Borrowing Tranche, and Borrower may from time to time request a Base Rate Borrowing Tranche in each case by delivering Notice to Servicer in the form attached hereto as Schedule 2.1.2 (“Loan Request”). Borrower may at any one time submit 1 or more Loan Requests for a Base Rate Borrowing Tranche, which shall not be less than $10,000,000 or such lesser amount as determined by Lender in its sole discretion; provided, however, that the amount of the proposed Base Rate Borrowing Tranche may be in an amount not less than $1,000,000 if at the time of the Loan Request the difference between the Maximum Facility Available and the outstanding Base Rate Borrowing Tranches is less than $10,000,000. Notwithstanding anything to the contrary contained herein, (i) no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 4.3.2 or 4.4, and (ii) Borrower is permitted a maximum of 10 Borrowing Tranches outstanding at any one time, except in connection with Borrower’s cure of a Sublimits violation pursuant to Section 5.4.2.
Subject to the terms and conditions set forth herein, Borrower may from time to time request an increase to an existing Base Rate Borrowing Tranche by delivering to Servicer a Loan Request. Any request of an increase to an existing Base Rate Borrowing Tranche shall be in an amount not less than $1,000,000.
Provided all conditions set forth in this Agreement and the other Loan Documents are satisfied, the Lender shall fund the amount requested in the Loan Request to Borrower on the Borrowing Date relating to a Base Rate Borrowing Tranche and the Closing Date for the Fixed Rate Borrowing Tranche. The Borrowing Date relating to a Base Rate Borrowing Tranche, shall be the Business Day set forth in the Loan Request, provided that Lender received Notice from Servicer not less than 30 days prior to the proposed Borrowing Date. Borrower may revoke any pending but unfunded Loan Request provided that Borrower reimburses Lender and Servicer for any reasonable costs and expenses (including Attorneys’ Fees and Costs) incurred in connection with such Loan Request. Lender shall fund the amounts requested in any Loan Request relating to a Base Rate Borrowing Tranche by 3:00 p.m. Eastern Time on the Borrowing Date. In addition to the foregoing, while an Event of Default or Potential Event of Default exists, Lender may refuse to make any further Base Rate Borrowing Tranches available to Borrower.

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2.1.3    Recalculations.
2.1.3.1    Aggregate Stressed Debt Service and LTV Ratio shall each be recalculated (i) as of each Loan Request, (ii) as of each Renewal Request, or deemed renewal under Section 4.3.3, (iii) on or about the date of each Valuation performed in accordance with Section 3.4.1, (iv) as of each addition or release of a Collateral Pool Property to or from the Collateral Pool, (v) as of each repayment of any principal portion of the Outstanding Borrowing Tranches, (vi) as of the exercise of the First Extension Option (if applicable), or the Second Extension Option (if applicable), (vii) as of the Expansion Option Date, and (viii) upon the occurrence of any Material Adverse Change. Each recalculation of Aggregate Stressed Debt Service and the LTV Ratio shall be based on Lender’s then current underwriting policies, consistently applied.
2.1.3.2    In the event of: (i) an addition of a Mortgaged Property to the Collateral Pool, Lender shall add the Net Operating Income of the Mortgaged Property to be added to the Collateral Pool to the most recent determination of Net Operating income for the existing Collateral Pool; (ii) a release of a Collateral Pool Property from the Collateral Pool, Lender shall subtract the Net Operating Income of the Collateral Pool Property released from the Collateral Pool from the most recent determination of the Net Operating Income for the Collateral Pool; or (iii) a substitution of a Collateral Pool Property in the Collateral Pool, Lender shall (x) add the Net Operating Income of the Mortgaged Property to be added to in the Collateral Pool to the most recent determination of Net Operating Income for the existing Collateral Pool and (y) subtract the Net Operating Income of the Collateral Pool Property released from the Collateral Pool from the most recent determination of Net Operating Income for the Collateral Pool.
2.1.4    Sublimits.
Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing (collectively, the “Sublimits”):
2.1.4.1    the LTV Ratio shall not exceed the Maximum LTV Ratio;
2.1.4.2    the Aggregate DSCR shall not be less than 1.45:1.00;
2.1.4.3    the number of Borrowing Tranches outstanding shall not exceed 10, unless an Expansion has occurred, in which event the number of Base Rate Borrowing Tranches shall not exceed 15 if the Loan has been increased to $300,000,000 and shall not exceed 20 if the Loan has been increased to $350,000,000;

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2.1.4.4    the aggregate amount of the Outstanding Borrowing Tranches shall not exceed the Loan.
In the event either of the Sublimits set forth in Section 2.1.4.1 or Section 2.1.4.2 above are not satisfied at any time prior to the Expiration Date, Lender shall provide Borrower with Notice in the form attached hereto as Schedule 2.1.4, and Borrower shall comply with the provisions of Section 5.4.2.
2.2    Term.
The term of the Loan shall commence on the Closing Date and shall terminate on the Expiration Date. The entire Indebtedness shall be due and payable on the Expiration Date.
2.3    Option to Extend.
2.3.1    First Option to Extend.
Borrower shall have the option to extend the Scheduled Maturity Date to the First Extended Maturity Date (“First Option to Extend”), upon satisfaction of each of the following conditions precedent in Lender’s discretion:
(i)    Borrower shall provide written Notice to Lender at least 60 days, but no more than 90 days, prior to the Scheduled Maturity Date, which Notice shall be supplemented by such additional information as Lender may reasonably require to determine, in its sole discretion, whether the conditions set forth in this Section 2.3.1 have been satisfied;
(ii)    Borrower shall pay on or prior to the Scheduled Maturity Date (a) all amounts due and owing pursuant to the Fixed Rate Note, if any; provided however, any unpaid principal may be converted to a Base Rate Borrowing Tranche if Borrower complies with all of the terms and provisions of this Agreement for obtaining a Base Rate Borrowing Tranche, (b) the Extension Fee to Lender together with the Notice delivered pursuant to clause (i) above (provided, that if Borrower elects to terminate the First Extension Option prior to the Scheduled Maturity Date for any reason, Lender shall reimburse Borrower for the Extension Fee) and (c) all of Lender’s and Servicer’s reasonable costs and expenses (including, without limitation, Attorneys’ Fees and Costs) incurred in connection with the requested extension;
(iii)    Borrower shall provide to Lender all documents in connection with the requested extension as Lender shall require, in its reasonable discretion;
(iv)    no Potential Default or Event of Default shall have occurred and then be continuing under this Agreement or any of the Loan Documents;

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(v)    Borrower shall be in compliance with the Sublimits; and
(vi)    The representations and warranties set forth in Section 7 shall be true and correct as of the date of Borrower’s Notice to Lender requesting the extension and as of the effective date of the extension of the Scheduled Maturity Date.
If Borrower elects to exercise the First Option to Extend, then the Net Spread applicable for any Borrowing Tranche (including the converted Fixed Rate Borrowing Tranche) shall be redetermined by Lender in its sole discretion in accordance with Section 4.2.3 hereof. Lender and Borrower shall evidence the First Extended Maturity Date and applicable Net Spread pursuant to this Section 2.3.1 by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
If Borrower does not exercise the First Option to Extend, the entire Indebtedness shall be payable on the Scheduled Maturity Date.
2.3.2    Second Option to Extend.
Borrower shall have the option to extend the First Extended Maturity Date to the Second Extended Maturity Date (“Second Option to Extend”), upon satisfaction of each of the following conditions precedent in Lender’s discretion:
(i)    Borrower shall provide written Notice to Lender at least 60 days, but no more than 90 days, prior to the First Extended Maturity Date, which Notice shall be supplemented by such additional information as Lender may reasonably require to determine, in its sole discretion, whether the conditions set forth in this Section 2.3.2 have been satisfied;
(ii)    Borrower shall pay (a) the Extension Fee to Lender together with the Notice delivered pursuant to clause (i) above (provided, that if Borrower elects to terminate the Second Extension Option prior to the First Extended Maturity Date for any reason, Lender shall reimburse Borrower for the Extension Fee) and (b) all of Lender’s and Servicer’s reasonable costs and expenses (including, without limitation, Attorneys’ Fees and Costs) incurred in connection with the requested extension on or prior to the First Extended Maturity Date;
(iii)    Borrower shall provide to Lender all documents in connection with the requested extension as Lender shall require, in its reasonable discretion;
(iv)    no Potential Default or Event of Default shall have occurred and then be continuing under this Agreement or any of the Loan Documents;
(v)    Borrower shall be in compliance with the Sublimits; and

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(vi)    The representations and warranties set forth in Section 7 shall be true and correct as of the date of Borrower’s Notice to Lender requesting the extension and as of the effective date of the extension of the First Extended Maturity Date.
If Borrower elects to exercise the Second Option to Extend, then the Net Spread applicable for any Borrowing Tranche shall be redetermined by Lender in its sole discretion in accordance with Section 4.2.3 hereof. Lender and Borrower shall evidence the Second Extended Maturity Date and applicable Net Spread pursuant to this Section 2.3.2 by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
If Borrower does not exercise the Second Option to Extend, the entire Indebtedness shall be payable on the First Extended Maturity Date.
2.4    Contraction and Expansion Options.
2.4.1    Borrower’s Election of Contraction Option.
Borrower shall have the right to decrease the Loan as described below; provided such decrease is a result of either Borrower’s (i) sale of a Collateral Pool Property to a third party as reasonably determined by Lender; (ii) refinancing of a Collateral Pool Property in connection with a Securitized Loan pursuant to the provisions of Section 3.3; or (iii) release of a Collateral Pool Property pursuant to Section 3.2, but not sold to a third party or refinanced in connection with a Securitized Loan. Borrower shall exercise such right by (a) delivering to Lender 60 days prior written Notice of its intent to decrease the Loan, which Notice shall be accompanied by payment of all reasonable costs and expenses that Lender and Servicer incur in connection with such decrease, including, but not limited to, Attorneys’ Fees and Costs, and (b) by executing and where appropriate acknowledging (A) amendments to the Loan Documents, in form and substance reasonably acceptable to Lender, as Lender deems reasonably necessary to evidence the decrease in the Loan, and (B) any other amendments or agreements deemed reasonably necessary by Lender. All amendments referred to in clause (b)(A) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Borrower within a reasonable time of Borrower’s Notice to Lender under clause (a) of the preceding sentence. Upon Borrower’s compliance with all of the provisions of items (a) and (b) above, the Loan shall be decreased by an amount equal to the Allocated Loan Amount of the released Collateral Pool Property in the event of a third party sale decreased by the amount of the Securitized Loan in the event of a refinance pursuant to the provisions of Section 3.3 or decreased by an amount equal to the Allocated Loan Amount of the released Collateral Pool Property not sold to a third party or refinanced in connection with a Securitized Product. Once Borrower has elected to decrease the Loan as provided herein, any unexercised expansion of the Loan as set forth in Section 2.4.3 shall be deemed null and void and of no further force and effect.

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2.4.2    Lender’s Election of Contraction Option.
In the event a Collateral Pool Property is released pursuant to Section 3.2 and not refinanced or acquisition financed, as applicable, by a Securitized Product, Lender, in its sole discretion may, within 120 days of such release, reduce the Loan as to any future Base Rate Borrowing Tranches by the Allocated Loan Amount, and Borrower shall pay the Termination Fee.
2.4.3    Expansion Option.
Prior to the twelve (12) months immediately preceding the Scheduled Maturity Date, Borrower shall have the right to increase the Loan as described below, up to a maximum of $350,000,000 provided that (i) neither a Potential Default or Event of Default under this Agreement shall have occurred and then be continuing at the time of such increase, and (ii) the representations and warranties of Section 7 are true and correct at the time of such increase and (iii) Guarantor complies with the Minimum Net Worth and Liquidity requirements set forth in Section 8.10 at the time of such increase. Borrower shall exercise such right by (a) delivering to Lender 60 days prior written Notice of its intent to increase the Loan, which Notice shall be accompanied by (1) the Expansion Fee, and (2) payment of all reasonable costs and expenses that Lender and Servicer incur in connection with such increase, including, but not limited to, Attorneys’ Fees and Costs, and (b) executing and where appropriate acknowledging (1) amendments to the Loan Documents, in form and substance reasonably acceptable to Lender, as Lender deems reasonably necessary to evidence the increase in the Loan and to increase the amount of coverage under Lender’s existing title insurance policies, and (2) any other amendments or agreements deemed reasonably necessary by Lender. All amendments referred to in clause (b)(1) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Borrower within a reasonable period of time following Borrower’s Notice to Lender under clause (a) of the preceding sentence. Upon Borrower’s compliance with all of the provisions in this Section, the Loan (as to any future Base Rate Borrowing Tranches) shall be increased to the amount selected by Borrower (the “Expansion Amount”). The minimum amount of each increase in the Loan requested by Borrower pursuant to this Section shall be $25,000,000 (“Minimum Expansion Amount”). Subject to the provisions of Section 2.4.1 and this Section 2.4.3, the Borrower shall have an unlimited number of expansion options, but in no event shall the number of requested increases by Borrower exceed 2 within any 12 month period.

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2.5    Fees.
2.5.1    Fees and Costs Due on the Closing Date.
Borrower shall pay on the Closing Date, as further consideration for Lender’s cost in underwriting the Loan, (i) a non-refundable transaction fee, payable to Freddie Mac, equal to the amount of 0.0005 times the amount of the Loan, (ii) a non-refundable transaction fee, payable to Servicer, equal to the amount of 0.0020 times the amount of the Loan (collectively, (i) and (ii), the “Commitment Fee”), (iii) the Addition Fee (to the extent not previously paid) and Seismic Report Fee (to the extent applicable) for each Mortgaged Property to be included as part of the Collateral Pool, and (iv) all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer), incurred by Lender and Servicer in connection with the negotiation and execution of this Agreement and other instruments and documents to be delivered hereunder.
2.5.2    Unused Commitment Fee.
Accruing from the Closing Date until the Maturity Date, Borrower shall pay to Lender, as consideration for Lender’s commitment hereunder, a nonrefundable unused commitment fee (the “Unused Commitment Fee”) equal to 0.0020 per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the outstanding principal balance of the Loan and (ii) the Loan. All Unused Commitment Fees shall be payable monthly in arrears on each Payment Date and shall be set forth on the applicable Monthly Payment Statement. Unused Commitment Fee payments which cover less than 1 month shall be prorated based on the actual number of days elapsed. Any accrued but unpaid Unused Commitment Fees shall also be due and payable on the Expiration Date.

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2.5.3    Seasoning Fee.
If a Collateral Pool Property remains in the Collateral Pool for 3 years and upon each subsequent 1 year anniversary date thereafter until the Expiration Date (the “Seasoning Period”) Borrower shall pay to Lender an annual seasoning fee for each such Collateral Pool Property in an amount equal to the product of 0.0050 times the applicable Collateral Pool Property’s Allocated Loan Amount (the “Seasoning Fee”). On each Payment Date during the applicable Seasoning Period, 1/12th of the applicable Seasoning Fee shall be paid in arrears on each Payment Date beginning with the Payment Date immediately after the applicable anniversary date and shall be set forth on the applicable Monthly Payment Statement. Any Seasoning Fee payments which cover less than 1 month shall be prorated based on the actual number of days elapsed. The applicable Seasoning Fee shall continue to be due and payable until the date on which Lender is required to deliver its release of the applicable Collateral Pool Property pursuant to Sections 3.2 or 3.3 as applicable. After such date, any remaining portion of any such annual Seasoning Fee that would have been due after the date of such release will not be due. Any accrued but unpaid Seasoning Fees shall also be due and payable on the Expiration Date.
2.5.4    Base Rate Termination Fee, Fixed Rate Termination Fee and Release Termination Fee.
2.5.4.1    In the event any Collateral Pool Property is released pursuant to Section 2.6 or Section 3.2 and not refinanced or acquisition financed by the Borrower or a third party purchaser, as applicable, by a Securitized Product, then Borrower shall pay a termination fee (the “Base Rate Termination Fee”) relating to any applicable Base Rate Borrowing Tranche under either (but not both) Section 2.5.4.1.1 or Section 2.5.4.1.2 below, as applicable.
2.5.4.1.1    In the event of a prepayment of all or any portion of any Base Rate Borrowing Tranche, the product of the Allocated Loan Amount attributable to such Collateral Pool Property multiplied by (i) 4% if the Collateral Pool Property is released prior to the 1st anniversary of the Closing Date, (ii) 3% if the Collateral Pool Property is released prior to the 2nd anniversary of the Closing Date, (iii) 2% if the Collateral Pool Property is released prior to the 3rd anniversary of the Closing Date or (iv) 1% on or after the 3rd anniversary of the Closing Date.

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2.5.4.1.2    In the event of a prepayment of all of the Base Rate Borrowing Tranches pursuant to Section 2.6, the product of the (i) Loan (less (x) any decrease as a result of Borrower’s election of the Contraction Option or (y) provided Borrower has not previously elected any Contraction Option as a result of such releases, the aggregate amount of the financing of the previously released Collateral Pool Properties that are refinanced or financed by the Borrower or a third party purchaser by a Securitized Product, as applicable, the “Calculated Loan Amount”) times (ii) (a) 4% if the termination occurs prior to the 1st anniversary of the Closing Date, (b) 3% if the termination occurs prior to the 2nd anniversary of the Closing Date, (c) 2% if the termination occurs prior to the 3rd anniversary of the Closing Date or (d) 1% on or after the 3rd anniversary of the Closing Date. Provided, however in the event the Borrower’s prepayment of all of the Base Rate Tranches pursuant to Section 2.6 is the result of a Sponsor Liquidity Event, then Borrower shall pay a fee equal to 2% of the Loan if the Sponsor Liquidity Event occurs during the period from the Closing Date until the 2nd anniversary date of the Closing Date or one percent (1.0%) of the Loan thereafter.
2.5.4.1.3    No Base Rate Termination Fee will be owed in the event Lender or its successors is not offering the Securitized Product. Borrower, in the event a Collateral Pool Property is released pursuant to Section 3.2, will have the option, in its sole discretion (subject to compliance with the terms of Section 2.4.1) to reduce the Loan by the stated principal amount of the Securitized Loan for the Collateral Pool Property refinanced through the Securitized Product.
2.5.4.2    In the event any Collateral Pool Property is released pursuant to Section 2.6 or Section 3.2 then Borrower shall pay a termination fee (the “Fixed Rate Termination Fee”) relating to any applicable Fixed Rate Borrowing Tranche as more fully set forth below.
2.5.4.2.1    In the event of a prepayment of all or any portion of any Fixed Rate Borrowing Tranche as a result of (i) a sale of a Collateral Pool Property, either (a) the applicable Prepayment Premium calculated in accordance with the Fixed Rate Note, if the third party purchaser does not finance the acquisition by a Securitized Product, or (b) the applicable Prepayment Premium calculated in accordance with the Fixed Rate Note minus 1% of the outstanding principal balance of the prepaid amount of the Fixed Rate Borrowing Tranche, if the third party purchaser finances the acquisition by a Securitized Product or (ii) a release of a Collateral Pool Property (other than by a sale) either (a) the applicable Prepayment Premium calculated in accordance with the Fixed Rate Note, if the Collateral Pool Property is released without the use of a Securitized Product, or (b) the applicable Prepayment Premium calculated in accordance with the Fixed Rate Note less 1% of the outstanding principal balance of the prepaid amount of the Fixed Rate Borrowing Tranche, if refinanced by a Securitized Product.

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2.5.4.3    In the event a Collateral Pool Property is released pursuant to Section 2.6 or Section 3.2 and not refinanced or acquisition financed by the Borrower or a third party purchaser, as applicable, by a Securitized Product and (ii) no prepayment occurs, then Borrower shall pay a termination fee (“Release Termination Fee”), calculated as follows: the product of the Allocated Loan Amount attributable to such Collateral Pool Property multiplied by (i) 4% if the Collateral Pool Property is released prior to the 1st anniversary of the Closing Date, (ii) 3% if the Collateral Pool Property is released prior to the 2nd anniversary of the Closing Date, (iii) 2% if the Collateral Pool Property is released prior to the 3rd anniversary of the Closing Date or (iv) 1% on or after the 3rd anniversary of the Closing Date.
2.5.5    Addition Fee.
For each Mortgaged Property added to the Collateral Pool pursuant to Section 3.1 of this Agreement, Borrower shall upon Lender’s approval of the addition of a Mortgaged Property to the Collateral Pool pay to: (a) Servicer a non-refundable addition fee equal to the amount of 0.0020 times the Allocated Loan Amount for such Mortgaged Property; (b) Lender a non-refundable addition fee equal to the amount of 0.0010 times the Allocated Loan Amount for such Mortgaged Property (collectively, the “Addition Fee”).
2.5.6    Expansion Fee.
Upon each Expansion Option Date, Borrower shall pay to (a) Servicer an expansion fee equal to 0.0020 times the Expansion Amount, and (b) Lender a non-refundable expansion fee equal to the amount of 0.0005 times the Expansion Amount (collectively, the “Expansion Fee”).
2.5.7    Extension Fee.
If Borrower elects to exercise (i) its First Option to Extend and/or (ii) its Second Option to Extend, Borrower shall, in each instance, pay to Servicer an extension fee equal to $50,000 (the “Extension Fee”).

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2.6    Borrower’s Right to Terminate the Agreement.
At any time during the term of the Loan, Borrower shall have the right to terminate this Agreement in full and the parties’ obligations under the Loan Documents, provided that Borrower (i) delivers to Lender 30 days advance written Notice of its revocable election to terminate this Agreement specifying the Expiration Date, (ii) repays all Indebtedness with respect to, the Loan in full and (iii) performs all other Obligations under this Agreement, the Revolving Credit Note, the Fixed Rate Note and the other Loan Documents, including, but not limited to, Borrower’s obligations to pay the Termination Fee. Notwithstanding anything herein to the contrary, a Sponsor Liquidity Event shall be deemed an election by Borrower to terminate this Agreement except as otherwise permitted pursuant to Section 8.3. Upon Borrower’s compliance with the terms and provisions in this Section 2.6, Lender shall release the Liens granted hereunder and release and discharge Borrower from any and all Obligations under the other Loan Documents except as to environmental indemnifications under Sections 6.12 and 10.02 of the applicable Loan Agreement on the Expiration Date. Without limiting any other provision contained herein, in the event Borrower shall revoke any such request to terminate its Obligations under this Agreement in full and the parties’ obligations under the Loan Documents, Borrower shall pay all costs and expenses incurred by Lender and Servicer in connection with such revocation, including, without limitation, Attorneys’ Fees and Costs.

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3.	COLLATERAL POOL, ADDITION AND RELEASE, VALUATIONS AND MATERIAL ADVERSE CHANGE.
3.1    Addition of a Collateral Pool Property.
3.1.1    Procedure for Proposing a Mortgaged Property Addition to the Collateral Pool.
Borrower or Proposed Borrower, as the case may be, may propose to add one (1) or more Mortgaged Properties to the Collateral Pool by delivering to Lender (i) a written proposal for addition of each such proposed Mortgaged Property, (ii) the Addition Fee as and when required pursuant to Section 2.5.5, (iii) a Seismic Report Fee, if applicable, and (iv) the Underwriting Materials with respect to the Mortgaged Property and the Proposed Borrower, if applicable, provided that, (a) Borrower shall utilize its best efforts to aggregate such submission(s) relating to one or more Mortgaged Properties to cause such submission(s) to constitute no more than 3 proposals being submitted to Lender in any 1 Month. Upon Lender’s receipt of all fees required hereunder and all Underwriting Materials, Lender shall notify Borrower (or Proposed Borrower, as applicable) of the same. The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender’s discretion. Borrower (or Proposed Borrower, as applicable) shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add a Mortgaged Property to the Collateral Pool, including, but not limited to, Attorneys’ Fees and Costs and any reasonable costs and expenses incurred with respect to third party reports, whether or not Lender approves the Mortgaged Property for addition hereunder. Borrower (or Proposed Borrower, as applicable) or its Affiliates shall be permitted to engage and pay directly the third-party consultants to be retained for the required property condition reports and environmental reports provided that (i) Lender and Servicer approve in advance and in writing each such consultant and the scope of each such report, and (ii) each such report states that it is made for the benefit, use and reliance of Lender and Servicer, as well as Borrower (or Proposed Borrower, as applicable) and/or its Affiliate. Notwithstanding the foregoing, only a Mortgaged Property presented by Borrower (or Proposed Borrower, as applicable) to Servicer for underwriting and approval pursuant to this Agreement will be eligible for addition to the Collateral Pool.

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3.1.2    Approval of the Addition of the Mortgaged Property to the Collateral Pool.
3.1.2.1    With respect to any Mortgaged Property that Borrower (or Proposed Borrower, as applicable), proposes for addition to the Collateral Pool, Lender shall, within 20 days of the date on which Lender notifies Borrower (or Proposed Borrower, as applicable) that it has received all fees then required hereunder and all Underwriting Materials, use its best efforts to accept or reject in writing the proposed Mortgaged Property on the basis of whether such Mortgaged Property meets Lender’s then current requirements for addition to the Collateral Pool, as determined by Lender in its sole discretion. In the event that Lender accepts the Mortgaged Property for addition to the Collateral Pool, Lender shall provide or cause Servicer to provide Borrower (or Proposed Borrower, as applicable) with a written approval letter (which letter shall include Lender’s determination of the Initial Market Value of such Mortgaged Property, the Net Operating Income of such Mortgaged Property and the initial Allocated Loan Amount). If Borrower (or Proposed Borrower, as applicable) elects in its sole discretion to accept the terms thereof, Borrower (or Proposed Borrower, as applicable) shall execute the approval letter and add such Mortgaged Property to the Collateral Pool within 20 days of the date of the issuance of the approval letter, subject to Borrower’s (or Proposed Borrower’s as applicable compliance with the terms and provisions of Section 3.1.2.2. Notwithstanding anything contained herein to the contrary, no Mortgaged Property shall be submitted for addition to the Collateral Pool unless the value of such Mortgaged Property, as determined by Lender, in its sole discretion, is equal to or greater than $10,000,000 prior to and after the addition of such Mortgaged Property. The failure of Lender to respond to Borrower’s (or Proposed Borrower’s, as applicable) request within such 20 day period shall be deemed a rejection by Lender of the proposal to add the Mortgaged Property to the Collateral Pool. If Lender provide(s) the reason(s) for such rejection, Borrower (or Proposed Borrower, as applicable) shall have 45 days to satisfy the objections of Lender to such proposed Mortgaged Property (Lender, in its sole discretion, may require that Borrower (or Proposed Borrower, as applicable) provide within such 45 day period necessary updates of any or all of the Underwriting Materials). If Borrower (or Proposed Borrower, as applicable) does not satisfy Lender’s objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion shall agree to extend such 45 day period). Any such termination shall not prevent Borrower (or Proposed Borrower, as applicable) from subsequently resubmitting a Mortgaged Property (together with all fees then required hereunder and the Underwriting Materials) for addition to the Collateral Pool, provided however, that Borrower or Proposed Borrower may not resubmit the same Mortgaged Property for addition to the Collateral Pool more often than 1 time in any 12 month period unless otherwise permitted by Lender.

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3.1.2.2    If the Mortgaged Property is accepted for addition to the Collateral Pool, such Mortgaged Property shall be added to the Collateral Pool, provided that, at the time of such addition to the Collateral Pool (i) no Event of Default or Potential Default shall exist and then be continuing, (ii) reserved, (iii) Borrower (or Proposed Borrower, as applicable) has paid the fees and expenses required hereunder including, but not limited to, Attorneys’ Fees and Costs and the Addition Fee, (iv) Borrower (and Proposed Borrower, as applicable) has submitted the following to Lender: (a) executed Collateral Pool Property Documents requested by Lender, (b) any modifications or amendments to the existing Loan Documents as required by Lender, (c) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender’s Lien on the Mortgaged Property or other evidence satisfactory to Lender of such recordation and filing of the applicable Security Instrument, (d) evidence satisfactory to Lender that, subject to the Permitted Exceptions, (1) in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and, (2) in the case of real property, the Security Instrument constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), (e) such consents to the transaction by Guarantor as requested by Lender or Servicer in form and substance acceptable to the requesting party, (f) opinions of counsel acceptable to Lender including but not limited to an enforceability opinion with respect to Virginia law for any addition to the Collateral Pool (provided, however, any Virginia law opinion shall only be required after the Closing Date if material or substantive modifications are made to the Loan Documents as determined by Lender in its reasonable discretion), and (g) such other certificates and documentation as required by Lender or Servicer and (v) in the case of a Proposed Borrower, such Proposed Borrower shall also execute (a) a joinder agreement relating to the Loan Documents, and (b) an allonge(s) to the Revolving Credit Note and Fixed Rate Note. If Borrower (or Proposed Borrower, as applicable) fails to perform any of the acts, where applicable, or to submit any of the documents or information listed under (i), (ii), (iii), (iv), and (v) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within 20 days of the date of Lender’s acceptance, Lender may at its option reject the Mortgaged Property and terminate such proposal. In the event that Borrower (or Proposed Borrower, as applicable) performs all of the acts and submits all of the documents and evidence listed in (i), (ii), (iii), (iv), and (v) and accepts the terms of any approval letter issued or caused to be issued by Lender and not withdrawn (such withdrawal to be permitted only as a result of material changes or circumstances to the Mortgaged Property, Borrower, Guarantor, the Loan or the existence of a Material Adverse Change), the Mortgaged Property shall be added to the Collateral Pool.

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3.2    Release of a Collateral Pool Property.
Lender shall, upon 30 days advance written Notice, release the Liens with respect to a Collateral Pool Property, provided, however, such Collateral Pool Property is not the last remaining Collateral Pool Property (unless Borrower complies with the penultimate sentence in this Section 3.2), provided that (i) Borrower shall pay Lender (a) the applicable Termination Fee, if applicable and (b) all costs and expenses that Lender or Servicer incur in connection with such release, including, but not limited to, Attorneys’ Fees and Costs and all other amounts due to Lender hereunder in connection with such release, including, without limitation, Accrued Interest and unpaid interest, if applicable, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, (iv) reserved, and (v) Borrower shall be in compliance with the Sublimits, provided, however, that if such release would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.4, Borrower shall have the opportunity to cure the same prior to or simultaneously with such release by complying with the terms and provisions of Section 5.4.2. Upon the release of a Lien on a Collateral Pool Property, if the Borrower of such Collateral Pool Property owns no other Collateral Pool Property, such Borrower shall be released from its obligations under this Agreement and the other Loan Documents except as to environmental indemnifications pursuant to Sections 6.12 and 10.02 of the applicable Loan Agreement. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last remaining Collateral Pool Property prior to the Maturity Date, unless Borrower has elected to terminate this Agreement pursuant to Section 2.6. Borrower may revoke a pending request to release a Collateral Pool Property at any time; provided that Borrower pays all of Lender’s reasonable costs and expenses with respect to such release request, including, without limitation, Attorneys’ Fees and Costs; provided, further, that Borrower shall be entitled to reimbursement of any Termination Fee, if any, paid to Lender in connection with such request to release a Collateral Pool Property.

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3.3    Release of Collateral Pool Property Followed by a Securitized Loan.
3.3.1    Securitized Loan.
Borrower may request that Lender cause Servicer to make a Securitized Loan (the “Securitized Loan”) to be secured by a Collateral Pool Property designated by Borrower (the “Securitized Loan Collateral”) to be simultaneously released from the Collateral Pool and encumbered in favor of Servicer as security for Borrower’s obligations under the Securitized Loan, which request shall be made in accordance with the provisions of Section 3.3.2. The Securitized Loan shall be made in accordance with the terms and conditions of a Securitized Product. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last remaining Collateral Pool Property prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under Section 2.6. Servicer shall be permitted to collect from Borrower (and Borrower shall pay to Servicer) a commitment fee for such Securitized Loan, as reasonably determined by Servicer based on then-current market commitment fees.
3.3.2    Procedure for Making a Securitized Loan.
Borrower may request that Lender cause Servicer to make a Securitized Loan to Borrower, which request (i) shall be in writing, which writing shall specify (a) each Collateral Pool Property that will constitute the Securitized Loan Collateral, (b) the requested original principal amount of the Securitized Loan, which amount shall be greater than or equal to $10,000,000, (c) the related reduction in the Maximum Facility Available, (d) whether Borrower has selected Lender’s then current early rate lock or standard delivery option, and (e) any payment or prepayment of a Borrowing Tranche, and (ii) shall be accompanied by (a) any fees then due and owing under the Securitized Product for each Collateral Pool Property proposed by Borrower to be subject to the Securitized Loan, and (b) the Underwriting Materials. Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower’s request within 45 days of such Notice, provided that (i) at the time of such request no Event of Default or Potential Default exists, (ii) the Securitized Loan shall be made in accordance with, and subject to, the terms and conditions of a Securitized Product, (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, (iv) the representations and warranties of Section 7 shall be true and correct as of the date of Borrower’s request for such Securitized Loan and on the date that such Securitized Loan is funded by Lender, (v) Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in Section 2.1.4, further provided that if any release occasioned by a Securitized Loan would otherwise cause Borrower to be in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same, prior to or simultaneously with the release and the consummation of the Securitized Loan in accordance with the provisions of Section

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5.4.2, (vi) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Securitized Loan, (vii) the proposed Borrower under the Securitized Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Securitized Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Securitized Loan Collateral subject, in each case, to any Permitted Exceptions, and (viii) Borrower shall pay Lender any fees then due and owing under the Securitized Product. Thereafter, Servicer shall use commercially reasonable efforts to consummate the Securitized Loan within 30 days after its consent to Borrower’s request thereof. Notwithstanding the foregoing, in the event that Borrower selects Lender’s then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower’s timely compliance with Lender’s requests, to lock the interest rate for the requested Securitized Loan within 7 Business Days of Borrower’s Notice hereunder. Any Securitized Loan granted pursuant to the foregoing provisions shall not reduce the Loan hereunder unless Borrower elects to reduce the Loan pursuant to Section 2.4.1. Simultaneously with the closing of the Securitized Loan, Lender shall release the Lien granted hereunder on the Collateral and the related Borrower (provided, such Borrower owns no other Collateral Pool Properties) except as to environmental indemnifications pursuant to Sections 6.12 and 10.02 of the applicable Loan Agreement. Notwithstanding the foregoing, at any time prior to the release and consummation of the Securitized Loan, Borrower may by written Notice revoke its request for a release and a Securitized Loan pursuant to this Section 3.3.2; provided, however, that Borrower shall reimburse Lender and Servicer respectively, for Lender’s and Servicer’s costs and expenses, including breakage costs and Attorneys’ Fees and Costs and any other fees due under this Agreement, that Lender or Servicer incur in connection with such proposed release and Securitized Loan financing prior to Borrower’s revocation.

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3.4    Valuations.
3.4.1    Timing and Procedure of Valuation.
In addition to any other provisions requiring a valuation hereunder, Lender will perform, in accordance with its then current underwriting policies, practices and procedures consistently applied, a valuation (the “Valuation”) to determine the then (i) Market Value and (ii) Net Operating Income of each Collateral Pool Property, which Valuation will be performed (a) on the first date such Collateral Pool Property is added to the Collateral Pool, and (b) on or about August 1st annually thereafter (“Anniversary Date”). In connection with the Valuation, Borrower shall deliver to Servicer by no later than June 1st, a current rent roll (which will be no more than 30 days old) and trailing 12 month operating statement dated no later than the last day of April with respect to each Collateral Pool Property, each trailing 12 month operating statement certified by an Authorized Officer. In the event that a 12 month trailing operating statement is not available for a Collateral Pool Property because of when Borrower purchased such Collateral Pool Property, the Borrower must deliver to the Servicer no later than June 1st a current rent roll (which will be no more than 30 days old) and no less than a 6 month trailing operating statement certified by an Authorized Officer in which event Lender may, in Lender’s sole discretion, annualize such operating statements for the purpose of determining the Market Value and/or Net Operating Income of such Collateral Pool Property. Lender may request that Borrower deliver additional current rent rolls (which shall be no more than 30 days old) more frequently than annually, and Borrower shall deliver to Servicer such additional current rent rolls, each certified by an Authorized Officer. Lender may elect, in its sole and absolute discretion, to use any such additional current rent rolls for Valuation purposes but Lender has no obligation to do so. Without limiting the foregoing, each such rent roll and operating statement will be in such form and contain such detail as Lender may reasonably require and Lender may require that any such rent rolls and operating statements be verified by an independent party acceptable to Lender if Lender in its reasonable discretion believes the information contained therein is inaccurate or misleading. Lender will then notify the Borrower in writing (the “Valuation Letter”) of the Net Operating Income and Market Value for each Collateral Pool Property.
3.4.2    Valuations that Disclose a Decrease in Market Value and/or Net Operating Income.
If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool has decreased below the then current values or calculations thereof, the Maximum Facility Available may be adjusted in accordance with the provisions of Section 2.1.4 and in the event such decrease in Market Value or Net Operating Income shall cause Borrower to be in non-compliance with the Sublimits set forth in Sections 2.1.4.1 or 2.1.4.2, Borrower shall comply with the provisions of Section 5.4.2.

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3.4.3    Valuations that Disclose an Increase in Market Value and/or Net Operating Income.
If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool has increased above the then current values thereof, the Maximum Facility Available may be adjusted, if necessary, in accordance with the provisions of Section 2.4.1, and Borrower shall be entitled to borrow and reborrow hereunder, subject to the Sublimits, up to the remaining amount of the Loan in accordance with the terms of this Agreement.
3.5    Material Adverse Change to Borrower, Guarantor or a Collateral Pool Property.
If a Material Adverse Change occurs, Borrower shall promptly notify Lender in writing as soon as Borrower has notice thereof. If Lender shall receive Notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects a Collateral Pool Property or Borrower, Lender may (and Borrower shall have the right to request) promptly conduct a Valuation of the affected Collateral Pool Property pursuant to Section 3.4. Until such time as such Valuation is completed, the Collateral Pool Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed, for the purposes of determining whether any new borrowing request satisfies the Sublimits, to have a Market Value and Net Operating Income reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written Notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in Sections 2.1.4.1 or 2.1.4.2, Borrower shall comply with the provisions of Section 5.4.2. If Lender shall receive Notice of a Material Adverse Change from Borrower hereunder, or otherwise becomes aware of a Material Adverse Change, Borrower shall promptly provide any information or documents reasonably requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower or Guarantor, financial statements and Borrower’s and/or Guarantor’s business plan to cure such Material Adverse Change or (b) with respect to a Material Adverse Change which affects the enforceability of this Agreement or the other Loan Documents Taken as a Whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.

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4.    INTEREST, COSTS AND CHARGES
4.1    Interest Rate.
The interest rate for each Borrowing Tranche shall be the Base Rate, Fixed Rate or, if required pursuant to Sections 4.3.2 or 4.4 hereof, the Prime Rate. Interest rates under this Agreement, the Revolving Credit Note and the Fixed Rate Note shall be computed on the basis of a year of 360 days and actual days elapsed.
4.2    Interest Rate Determinations.
4.2.1    Prime Rate, Base Rate, and Fixed Rate Determination.
4.2.1.1    Prime Rate. The initial Prime Rate applicable to any Prime Rate Borrowing Tranche required under Sections 4.3.2 or 4.4 shall equal the Prime Rate as of the Borrowing Date or Renewal Date, as applicable. The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche.
4.2.1.2    Base Rate. The Base Rate applicable to any Base Rate Borrowing Tranche hereunder shall, subject to the provisions set forth below, equal the Base Rate calculated as of the date of the Loan Request and set forth in the Loan Request. In the event that the Base Rate, calculated as of the Borrowing Date, is more than 0.0025 higher or lower than the Base Rate set forth in the Loan Request, the Base Rate applicable to such Loan Request shall instead be the Base Rate calculated as of the Borrowing Date. Thereafter, (i) the portion of the Base Rate attributable to the LIBOR Index Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 4.4) for any Base Rate Borrowing Tranche shall be redetermined as of each renewal of such Borrowing Tranche pursuant to Section 4.3.3 and (ii) the Margin for all Borrowing Tranches then outstanding shall be redetermined as of each determination and redetermination of the Net Spread. As determined and redetermined pursuant to this Agreement, the same Margin shall apply to all Borrowing Tranches then outstanding. The portion of the Margin attributable to the Net Spread shall be determined based on the Aggregate DSCR in accordance with the table set forth in Schedule 4.2.3. The Aggregate DSCR and Net Operating Income shall each be redetermined in accordance with the definitions thereof, as applicable.
4.2.1.3    Fixed Rate. The Fixed Rate applicable to the Fixed Rate Borrowing Tranche shall be determined pursuant to Borrower’s selection of Lender’s then current rate lock or standard delivery option.

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4.2.2    Prime Rate, Base Rate and Margin Quotations.
Borrower may call Servicer on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Aggregate DSCR for a proposed Prime Rate (if required pursuant to Sections 4.3.2 or 4.4) or Base Rate Borrowing Tranche and an indication of the rates then in effect, including the Margin, but both parties acknowledge that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when such interest rate election is made.
4.2.3    Net Spread.
The net spread (the “Net Spread”) applicable for any Base Rate Borrowing Tranche shall be as set forth in Schedule 4.2.3. With respect to the exercising of the First Option to Extend or Second Option to Extend, the Net Spread applicable for any Base Rate Borrowing Tranche during such extended term shall be determined by Lender in its sole discretion and communicated to Borrower (provided, that Lender will communicate indicative (but not final) Net Spreads for such extension period to Borrower at least 2 Business Days prior to the Scheduled Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable). With respect to the exercising of an Expansion Option, the Net Spread applicable for any Base Rate Borrowing Tranche for such expanded amount of the Loan shall be determined by Lender in its sole discretion and communicated to Borrower (provided, that Lender will communicate indicative (but not final) Net Spreads for such expansion to Borrower at least 2 Business Days prior to the Expansion Option Date), and the final Net Spread for such expanded amount of the Loan shall be blended together with the Net Spread then in effect as determined by Lender. Lender and Borrower shall evidence any new or blended applicable Net Spread pursuant to this Section 4.2.3, by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
4.3    Interest Periods.
Upon each Loan Request for a new Base Rate Borrowing Tranche, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche, Borrower shall notify Lender of the period (the “Interest Period”) which may only be a 1 month (having original durations to maturity of approximately 30 days) or 3 month (having original durations to maturity of approximately 90 days) for which the LIBOR Index Rate shall be determined.
4.3.1    Interest Period to End on a Business Day.
If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.

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4.3.2    No Interest Periods Beyond the Expiration Date.
Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Tranche that would end after the Expiration Date. If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than 30 days then such Borrowing Tranche shall bear interest at the Prime Rate. No Prime Rate Borrowing Tranche may remain outstanding in excess of 30 days at any one time.
4.3.3    Renewals.
For purposes of calculating interest due under the applicable Base Rate Borrowing Tranche, the first day of the new Interest Period shall be the first Business Day immediately following the last day of the preceding Interest Period (“Renewal Date”). For each Base Rate Borrowing Tranche, if no new Interest Period is specified within 2 Business Days prior to the last day of such Interest Period, by delivery to Lender of a fully completed, authorized and executed request therefor (a “Renewal Request”) in the form attached hereto as Schedule 4.3.3, the Base Rate Borrowing Tranche shall be renewed for an Interest Period of 1 month at the Base Rate that would be applicable to a Base Rate Borrowing Tranche disbursed on the applicable Renewal Date having a 1 month Interest Period. Notwithstanding anything contained herein to the contrary, (i) no Base Rate Borrowing Tranche may be renewed with a principal amount of less than $1,000,000 and (ii) in the event the Borrower fails to comply with the Sublimits set forth with Section 2.1.4.1 or Section 2.1.4.2, Borrower may renew or consolidate (but not increase the outstanding principal amount of) any Base Rate Borrowing Tranche(s) then outstanding, all in accordance with the provisions of this Section 4.3.3, provided that, as of the date of such renewal or consolidation (a) no Event of Default or Potential Default, other than Borrower’s failure to comply with Sections 2.1.4.1 or 2.1.4.2, shall then exist, (b) Borrower’s failure to comply with Sections 2.1.4.1 or 2.1.4.2 shall have been for a period of less than 90 days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of Section 4.3.6. Borrower must comply with Sections 2.1.4.1 or 2.1.4.2 pursuant to the provisions of Section 5.4.2.1.

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4.3.4    Interest After Default.
So long as (i) any payment under this Agreement remains past due for 30 days or more, or (ii) any other Event of Default has occurred and is continuing, interest on the Loan shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the Default Rate (as defined in the Revolving Credit Note and Fixed Rate Note). If the unpaid principal balance and all accrued interest on the Loan are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest on the Loan shall thereafter bear interest at the Default Rate. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any installment is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than 30 days or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth in the Revolving Credit Note and Fixed Rate Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

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4.3.5    Late Charge.
If any amount payable under this Agreement, the Revolving Credit Note, Fixed Rate Note or any other Loan Document, other than (i) the outstanding amount of the Revolving Credit Note or Fixed Rate Note payable on the Expiration Date or (ii) the then outstanding amount of the Loan payable upon acceleration of the Revolving Credit Note or Fixed Rate Note, is not received by Lender as provided in the Revolving Credit Note or Fixed Rate Note, as applicable, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Revolving Credit Note or Fixed Rate Note. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable specified in the Revolving Credit Note or Fixed Rate Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate specified in the Revolving Credit Note or Fixed Rate Note.
4.3.6    Non-Compliance With Sublimits.
If Borrower is unable to cause compliance with the Sublimits pursuant to Sections 2.1.4.1 or 2.1.4.2, within 15 days following Notice thereof from Servicer or Lender of Borrower’s non-compliance with such Sublimits, then, for so long as Borrower fails to comply with such Sublimits, (i) the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to 0.01 over the highest Net Spread shown on Schedule 4.2.3 (as such Net Spreads are adjusted by Lender pursuant to Section 4.2.3), further increased, if at all, in accordance with Schedule 4.2.3, as a result of the duration of such Base Rate Borrowing Tranche(s) Interest Period and (ii) the interest rate applicable to all Fixed Rate Borrowing Tranches shall automatically increase by 0.0l; provided, however, such increase shall not constitute a cure of an Event of Default under Section 9.1.12.

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4.4    Illegality; Increased Costs.
4.4.1    Illegality; Increased Costs.
At any time at which Lender shall have reasonably determined that (i) adequate and reasonable means do not exist for ascertaining the applicable LIBOR Index Rate, (ii) a contingency has occurred which materially and adversely affects the London interbank market, (iii) the making, maintenance or funding of any Borrowing Tranche bearing interest in part at the LIBOR Index Rate has been made unlawful by Lender’s compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (iv) the Base Rate (as determined with reference to the LIBOR Index Rate) will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or (v) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in Section 4.4.2.
4.4.2    Lender’s Rights.
In the case of the events specified in Section 4.4.1 above, Lender shall promptly notify Borrower thereof. Upon the date as shall be specified in such Notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender’s reasonable determination that the circumstances set forth in Section 4.4.1 no longer exist. If at any time Lender notifies Borrower that it has made a determination under Section 4.4.1, then with respect to any Loan Request previously submitted but not yet funded, and with respect to any Borrowing Tranche on which an Interest Period shall thereafter expire, each such new or renewal Borrowing Tranche(s) shall thereafter bear interest at the Prime Rate, in each case subject to Section 4.4.1. Lender agrees to exercise its rights under Section 4.4.1 in a manner that is non-discriminating to Borrower and only if Lender is also exercising its rights thereunder with respect to other borrowers similarly situated.
5.    PAYMENTS
5.1    Repayment of Loan.
The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan together with interest thereon, shall be evidenced by the Revolving Credit Note and Fixed Rate Note payable to the order of Lender.

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5.2    Payments.
All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender’s intent to accelerate Borrower’s Obligations under the Loan Documents and notice of such acceleration, all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower to the maximum extent permitted by applicable law, and without set-off, counterclaim or other deduction of any nature, and Lender’s right to action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender’s Monthly Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Loan and other amounts owing under this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within 6 months from the date of receipt of such Monthly Payment Statement.
5.3    Payment Dates.
Subject to the provisions of Section 5.4, interest on the Loan shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 12:00 p.m. Eastern Time on the 1st day of any calendar month during the term hereof (“Payment Date”) and shall be paid by wire transfer of immediately available funds to an account specified by Servicer and, simultaneously with such wire transfer. Lender shall (or shall cause Servicer to) deliver to Borrower an invoice (“Monthly Payment Statement”) detailing the interest and principal (if applicable), Unused Commitment Fees and other fees due and payable. Except in the case of a prepayment under Section 5.4, Lender shall deliver the Monthly Payment Statement detailing charges due for the current calendar month via fax or by other electronic transmittal at least 5 Business Days prior to the first day of the succeeding calendar month. In the instance of a renewal of an Interest Period pursuant to Section 4.3.3, interest on such renewed Base Rate Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under Section 5.4 shall be due on the date such prepayment is due. Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

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5.4    Prepayments.
5.4.1    Voluntary Prepayments.
Borrower shall have the right, at its option, from time to time to prepay the Loan in whole or part at any time, but no prepayment may be less than $1,000,000 plus accrued interest thereon. Whenever Borrower desires to prepay any part of the Loan, Borrower shall provide a prepayment Notice to Lender by 12:00 p.m. Eastern Time at least 10 Business Days prior to the date of the proposed prepayment setting forth the following information: (i) the amount to be prepaid; (ii) the estimated date on which the proposed prepayment is to be made; and (iii) a statement indicating the application of the prepayment to a particular Borrowing Tranche(s).
The principal amount of the Borrowing Tranche(s) for which a prepayment Notice is given, together with Accrued Interest, shall be due and payable by 12:00 p.m. Eastern Time on the date on which the proposed prepayment is to be made. Lender shall, upon receipt of Borrower’s Notice, prepare and deliver to Borrower the same day via facsimile or other electronic transmittal a statement of interest due with respect to such prepayment, provided that in the event Borrower’s prepayment Notice is not received by Lender prior to 12:00 p.m. Eastern Time, Lender shall not be obligated to prepare and deliver such statement of interest until the Business Day following Lender’s receipt of such Notice.
5.4.1.1    Prepayment of a Base Rate Borrowing Tranche. Unless Borrower for any reason (i) repays a Prime Rate Borrowing Tranche permitted hereunder or (ii) repays all or a part of a Base Rate Borrowing Tranche upon the expiration of such Base Rate Borrowing Tranche’s Interest Period, any prepayment under Section 5.4 shall be accompanied by a payment of the Accrued Interest. The Accrued Interest for any Base Rate Borrowing Tranche shall be an amount equal to the interest, applicable to the particular Base Rate Borrowing Tranche being prepaid, which would have otherwise accrued over the remainder of the applicable Interest Period (“Accrued Interest”). In addition, upon Lender’s exercise of any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Accrued Interest on all Base Rate Borrowing Tranches at the time of acceleration, and all other sums and fees payable to Lender hereunder.
5.4.1.2    Prepayment of a Fixed Rate Borrowing Tranche. Except as otherwise provided in Section 2.5.4 or any other provision of this Agreement, any prepayment pursuant to Section 5.4.1, of a Fixed Rate Borrowing Tranche shall be accompanied by the Prepayment Premium.

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5.4.2    Sublimit Violations (Mandatory Prepayment or Collateral Addition).
5.4.2.1    Upon Borrower’s receipt of Notice that it is not in compliance with the Sublimits, Borrower must either (i) within 90 days of the Notice of Borrower’s non-compliance with the Sublimits, add a Mortgaged Property in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 3.1, or (ii) within 45 days of the Notice of Borrower’s non-compliance with the Sublimits, prepay the Loan in such amount as is necessary to cause compliance with the Sublimits. Borrower shall provide Notice to Lender and Servicer, within 20 days of Servicer’s or Lender’s Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (i) or clause (ii) of the first sentence. If Borrower provides notice of its election to pledge multifamily real property, Borrower may also cure any Sublimit non-compliance by providing evidence satisfactory to Lender, within 60 days of the Notice of Borrower’s non-compliance with the Sublimits, that circumstances with respect to the Collateral Pool have changed such that Borrower is no longer in non-compliance with the Sublimits. Lender shall deliver to Borrower as soon as practicable, but in any event 2 Business Days after such Notice of Borrower’s election to prepay the Loan a statement of the principal and interest due with respect to any required prepayment. Any prepayment of the Loan in accordance with the provisions of this Section 5.4.2.1 shall be applied, as directed by Borrower, to a particular Borrowing Tranche or Borrowing Tranches under the Revolving Credit Note until the Revolving Credit Note has been repaid in full or, in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion.
5.4.2.2    Casualty; Condemnation. In the event of a casualty or condemnation affecting any Collateral Pool Property, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower’s Obligations in accordance with the provisions of the applicable Loan Agreement shall be applied without any prepayment fee or other penalty (but any Accrued Interest shall be paid), and this Agreement, and the parties’ obligations under the Loan Documents, shall be terminated, at Borrower’s election in accordance with Section 2.6.

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5.5    Payment of Balance Without Termination.
Prior to the Maturity Date, Borrower shall have the right to pay the balance of the Loan, subject in each instance to the provisions of Section 5.4, all without any release of any Lien, and subsequently reborrow hereunder and the Revolving Credit Note, provided that Borrower is at such time, and thereafter remains, in compliance with the provisions of this Agreement, including, without limitation, the obligation to be in compliance with the Sublimits and the obligations to pay all fees due and payable hereunder. Under no circumstances shall Borrower be entitled to any additional advances or re-advances under the Revolving Credit Note on or after the Maturity Date. In no event will Borrower be permitted to request a Fixed Rate Borrowing Tranche after the Closing Date or re-borrow under the Fixed Rate Note.
5.6    Payment of Additional Compensation in Certain Circumstances.
5.6.1    Increased Costs Resulting from Taxes, Etc.
If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to Lender:
(i)    subjects Lender to any tax or adversely changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Fixed Rate Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder, or under the Revolving Credit Note or under the Fixed Rate Note (except for taxes on the overall net income of Lender); or
(ii)    imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note, the Fixed Rate Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material;
then, Lender shall from time to time notify Borrower of the amount determined (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost (“Increased Cost Amount”). Such Notice shall set forth in reasonable detail the basis for such Increased Cost Amount. The Increased Cost Amount shall be due and payable by Borrower to Lender 30 days after such Notice is given.

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5.6.2    Termination.
Upon the occurrence of any event described in Section 5.6.1, Borrower, in lieu of paying the Increased Cost Amount within the time period set forth in Section 5.6.1, may terminate this Agreement in accordance with the provisions of Section 2.6, provided that the Borrower shall not be obligated to pay the Termination Fee.
5.7    Indemnity.
Borrower shall jointly and severally indemnify Lender and Servicer against all losses, claims, damages, liabilities and expenses, including Attorneys’ Fees and Costs ( individually and collectively, “Loss”) which may be imposed or incurred by Lender and/or Servicer directly or indirectly arising out of, or in any way relating to, or a result of any of the following: (i) attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under Section 2.1.2, any request to release a Mortgaged Property under Section 3.2, or notice relating to prepayments under Section 5.4, or (ii) default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Accrued Interest, Unused Commitment Fee, or any other amount due hereunder.
If Lender sustains or incurs any such Loss, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such Loss. Such Notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender 30 days after such Notice is given.
6.    CONDITIONS OF LENDING
The obligation of Lender to fund the Loan hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the funding of any Borrowing Tranche, and to the satisfaction of the following further conditions:
6.1.1    Delivery of Loan Documents.
Lender shall have received all applicable Loan Documents together with all applicable amendments thereto, and other documents, instruments, policies and forms of evidence or other material requested by Lender under the terms of this Agreement or any of the other Loan Documents.

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6.1.2    Validity of Representations.
The representations and warranties contained in Section 7 and in each of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein, and, with respect to any advances made after the Closing Date, except such changes as would not constitute a Material Adverse Change), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof.
6.1.3    Valid Security Instrument.
The Security Instrument is a valid lien upon each Collateral Pool Property and is prior and superior to all other liens and encumbrances thereon except the Permitted Exceptions.
6.1.4    No Default.
There exists no Event of Default, or Potential Default under this Agreement.
6.1.5    Officer’s Certificate.
There shall be delivered to Servicer and for the benefit of Lender a certificate, in form and substance acceptable to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:
6.1.5.1    all required actions taken by Borrower in connection with this Agreement and the other Loan Documents;
6.1.5.2    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such Authorized Officers, on which Lender may conclusively rely;

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6.1.5.3    copies of the organizational documents of Borrower including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and dated within 30 days of the Closing Date, all of which shall be attached to such officer’s certificate; and
6.1.5.4    all material consents required to effectuate the transactions contemplated hereby shall have been obtained.
6.1.6    Opinion of Counsel.
Prior to the Closing Date, there shall be delivered to Lender, written opinions of counsel for Borrower and Guarantor in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request, including, but not limited to, an enforceability opinion with respect to Virginia law.
6.1.7    Legal Details.
All legal documents and due diligence materials in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents or due diligence in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.
6.1.8    Payment of Fees.
Borrower shall have paid or caused to be paid to Lender and Freddie Mac, to the extent not previously paid, all fees, costs and expenses accrued through the Closing Date, including, but not limited to, Attorneys’ Fees and Costs, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of this Loan.
6.1.9    Other Conditions.
Borrower shall have satisfied such other reasonable conditions as required by Lender.

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7.    REPRESENTATIONS AND WARRANTIES
7.1    Representations and Warranties.
Borrower represents and warrants to Lender, as of the date hereof and as of the Expansion Option Date, Contraction Option Date, Extension Option Date, the date each Loan Request is funded, the date of the addition of a Mortgaged Property to the Collateral Pool, the date of each release of a Lien on a Collateral Pool Property, the date of a release of a Borrower, each Renewal Date, the date a joinder agreement is executed by a Proposed Borrower and such other date as may be specifically required pursuant to any other Loan Document:
7.1.1    Authority.
Borrower is in compliance with all laws and regulations applicable to, and has all necessary rights and powers to execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party. Borrower has the lawful power to own or lease its applicable Collateral Pool Property and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in all jurisdictions where the applicable property owned or leased by it or where the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.
7.1.2    Binding Obligations.
Borrower is authorized to execute, deliver and perform its Obligations under this Agreement and the other Loan Documents to which it is a party, and such Obligations constitute the legal, valid and binding obligations of Borrower, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.
7.1.3    Formation and Organizational Documents.
Borrower has delivered to Lender true and complete copies of all formation and organizational documents of Borrower, of the partners, managers, joint venturers or members of Borrower, if any, and of Guarantor, and all such formation and organizational documents remain in full force and effect and have not been materially amended or modified except as approved by Lender.

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7.1.4    No Violation.
Borrower’s execution, delivery, and performance under this Agreement and the other Loan Documents do not: (i) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational document; (ii) to Borrower’s Knowledge violate any Law, order, writ, judgment, injunction or decree to which Borrower is subject or by which Borrower is bound; or (iii) to Borrower’s Knowledge, conflict with, or constitute a breach or default or permit the acceleration of obligations under any material agreement by which Borrower is or such Collateral Pool Property is bound.
7.1.5    Reserved.
7.1.6    Financial Condition.
Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents furnished to Lender by Borrower or its Affiliates or, to Borrower’s Knowledge, any other Person in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.
7.1.7    No Material Adverse Change.
There has been no Material Adverse Change in the financial condition of Borrower or Guarantor since the dates of the latest financial statements furnished to Lender, except as otherwise disclosed in writing and approved by Lender.
7.1.8    Reserved.
7.1.9    Reserved.
7.1.10    Enforceability.
This Agreement and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
7.1.11    Reserved.

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7.1.12    Solvency.
Borrower, Taken as a Whole, and Guarantor are not insolvent (as such term is defined in Section 5.20(b) of the Loan Agreement). After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, Borrower, Taken as a Whole, and Guarantor will not be insolvent. Borrower has not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
7.1.13    No Pending Proceedings or Judgments.
Borrower is not (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding, or (ii) the subject of any judgment unsatisfied of record or docketed in any court located in the United States.
7.1.14    Authorized Officer/Authorized Representative.
The officers and employees of Borrower who are now (or in the future become) Authorized Officers of Borrower (i) have direct supervisory and managerial control over the Borrower and each Collateral Pool Property, subject to the management thereof in accordance with the terms of the Loan Documents, and (ii) are familiar with the organization and operations of Borrower and with the operations of each Collateral Pool Property.
7.1.15    Other Loan Documents.
The representations and warranties set forth in the other Loan Documents are true and correct in all material respects.

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7.2    Updates
Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any representations or warranties in this Agreement which have become outdated or incorrect in any material respect. In addition, should any such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions as may be necessary or appropriate, to correct or update same. Notwithstanding the providing of revised information, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates; further provided that no representation or warranty shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.
7.3    Survival Of Representations And Warranties
Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Revolving Credit Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Revolving Credit Note or any of the other Loan Documents or (b) until the date on which Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of Section 3.2 or Section 3.3, whichever is later but in any event not later than the date the Agreement is terminated pursuant to Section 2.6. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
8.    COVENANTS
Borrower covenants and agrees that until the later of (i) satisfaction of all of the Obligations of Borrower under this Agreement and the other Loan Documents, and (ii) the Expiration Date, Borrower shall comply at all times with each of the following covenants:

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8.1    Organization and Dissolution.
Borrower shall not dissolve, terminate its existence, liquidate, merge with or consolidate into another Person except as permitted under Section 8.3. Borrower shall promptly provide Lender with copies of any material amendments or modifications to the formation or organizational documents of Borrower, of the partners, managers, joint venturers or members of Borrower, if any, and of any Guarantor of the Loan.
8.2    Affiliate Transactions.
Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or Guarantor, or any of the members of such Borrower or Guarantor, except for those agreements previously approved by Lender in writing or (i) in the ordinary course of business, and (ii) are no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with an unrelated third party.
8.3    Assumption.
With respect to a Transfer that would otherwise constitute an Event of Default under Article VII of a Loan Agreement, Lender may permit, in its sole and absolute discretion, a 1 time Transfer of the entire Loan. To the extent the Lender approves such Transfer in its sole and absolute discretion, Lender may require each of the following be satisfied as of the date of the Transfer: (i) Borrower has submitted all information requested by Lender in connection with the Transfer in order for Lender to make its determination; (ii) transferee has executed an assumption agreement and such other documents as required by Lender which documentation shall require transferee to comply with the terms and provisions of such Loan Agreement and the other Loan Documents which previously may have been waived or modified by Lender; (iii) all amendments and/or new title policy(ies) are delivered to Lender; (iv) all of Lender’s and Servicer’s costs and expenses (including without limitation, Attorney’s Fees and Costs) incurred in connection with the requested Transfer are paid; (v) a Transfer fee in an amount equal to the greater of: (i) 1% of $350,000,000 less any contractions pursuant to Sections 2.4.1 or 2.4.2 or (ii) $250,000 is paid to Lender; (vi) the redetermination by Lender of the Net Spread applicable for any Borrowing Tranche; (vii) the transferee’s organization, credit and experience in ownership and management of similar conventional multifamily real property is adequate and appropriate to the overall structure and documentation of the Loan; and (viii) no Event of Default or Potential Default has occurred and is continuing.

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8.4    Further Assurances.
Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Affiliate of Borrower to, execute, acknowledge and deliver any other instruments, including, without limitation, replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents; provided that Borrower shall not be required to do anything that has the effect of (i) materially increasing any obligation undertaken by or imposed under the Loan Documents as executed, (ii) changing the material, economic or other business terms set forth in the Loan Documents, or (iii) imposing on Borrower or Guarantor or any Affiliate of either any greater liability or obligation under the Loan Documents than as set forth in the Agreement, the Revolving Credit Note or any other Loan Documents. This obligation shall survive any foreclosure or deed in lieu of foreclosure of a Collateral Pool Property.
8.5    Proceedings and Judgments.
If any suit or legal proceeding (“Proceeding”) is commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy or operation of the Collateral Pool Property or any portion thereof, or if any other Proceeding is filed against Borrower in an amount in excess of $1,000,000, Borrower shall promptly notify Lender in writing. Upon request by Lender, Borrower will provide Lender with written updates on the status of any such proceeding. Borrower shall furnish to Lender prompt notice of any order, judgment or decree in excess of $500,000 having been entered against Borrower.
8.6    Compliance with Lender Requirements.
Borrower shall comply with the requirements of Lender in order to enable Lender to sell all or any part of the Loan, provided that neither Borrower nor any Guarantor shall be required to do anything that has the effect of (i) materially increasing any obligation undertaken by or imposed under the Loan Documents as executed, (ii) changing the material economic or other business terms set forth in the Loan Documents, or (iii) imposing on Borrower or Guarantor greater liability or obligation under the Loan Documents than as set forth in the Agreement, the Revolving Credit Note or any other Loan Documents.

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8.7    Correction of Defects.
In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use best efforts to cure any such defect(s) in such Loan Document(s), provided that if Borrower is unable to cure any such defect(s) relating to Borrower, any Affiliate, the Loan Documents or the applicable Collateral Pool Properties within thirty (30) days Lender may in its discretion, upon ten (10) days’ Notice to Borrower, accelerate Borrower’s obligations under the Revolving Credit Note but without payment of any Termination Fee or other prepayment or other premium (other than Accrued Interest).

8.8    Notice of Material Adverse Change.
Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, Guarantor, any Collateral Pool Property, this Agreement or the other Loan Documents.
8.9    Annual Evaluation.
Borrower shall deliver and cause Guarantor to deliver to Servicer by no later than 60 days prior to the first anniversary of the Closing Date dated as of December 31st, and thereafter no later than 90 days after the most recent calendar year end dated as of December 31st, the items set forth in clauses (i) through (iv) below for the purpose of Lender determining that Guarantor satisfies the Minimum Net Worth and Liquidity requirements set forth in the Guaranty as well as determining whether a Material Adverse Change has occurred. Borrower shall and will cause Guarantor to comply with this Section annually thereafter.

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(i)    The most recent fiscal year-end financial statements for (a) Borrower, and (b) Guarantor (together, the “Required Financial Statements”), which Required Financial Statements must (x) comply with the requirements of the then current version of the Freddie Mac Multifamily Seller/Servicer Guide (“Guide”) in accordance with GAAP (and if a conflict between GAAP and the Guide exists, GAAP shall control), (y) include a balance sheet, income statement and statement of cash flows (provided that for the statement of cash flows, the operating entries need to be included however the investing and financing entries will not be required), each in form and substance reasonably acceptable to Lender and (z) be certified by an Authorized Officer of Borrower Guarantor , as applicable,
(ii)    A complete Freddie Mac Form 1115 (which then current Freddie Mac Form 1115 will be provided by Servicer) for Borrower and Guarantor, dated as of December 31st, including, without limitation, fully completed net worth, liquidity and contingent liabilities sections,
(iii)    A complete Freddie Mac Form No. 1116 (which then current Freddie Mac Form 1116 will be provided by Servicer) for the Guarantor, dated as of December 31st, and
(iv)    A statement showing any change in the (a) Liquidity, (b) Minimum Net Worth, (c) contingent liabilities and (d) value of encumbered assets as set forth in Form 1116 of Guarantor (in each case, as determined in accordance with Freddie Mac Form 1115), dated as of December 31st, as certified by an Authorized Officer of Guarantor.
8.10    Compliance with Guaranty.
Borrower shall cause Guarantor to comply with the terms and provisions of the Guaranty. In the event Lender determines, after an evaluation performed pursuant to Sections 8.9, 2.4.3 or as part of a Loan Request, that Guarantor is not in compliance with the Minimum Net Worth and Liquidity requirements, upon written request by Borrower, Lender may, in its sole discretion, permit Borrower to add one or more Persons as a Guarantor to satisfy the Minimum Net Worth and Liquidity requirements; provided however, such addition as approved by Lender shall be completed within 45 days of Lender’s performance of the applicable evaluation.

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9.    DEFAULT
9.1    Events of Default.
The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an “Event of Default”:
9.1.1    Payments Under Loan Documents.
Borrower shall fail to pay any principal under any Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on the Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof, or shall fail to pay to Lender an amount which is payable under this Agreement or, any other Loan Document “upon demand”, and such “upon demand payment” is not made within 5 days of either written Notice to Borrower or request for such payment as set forth in any invoice or monthly statement provided to Borrower;
9.1.2    Breach of Representation or Warranty.
Subject to Section 1.2.9, any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate or other instrument or statement is a Material Adverse Change that is not cured within 30 days after written Notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure, not to exceed 90 additional days;

Credit Agreement	Page 55

9.1.3    Breach of Covenant.
Borrower shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an “Event of Default” under (i) the provisions of this Article 9 or (ii) Section 9.01 of any Loan Agreement with respect to any Collateral Pool Property and is not cured within 30 days after Notice thereof from Lender to Borrower of such default, or within such additional reasonable time as may be necessary in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure for a period not to exceed 60 additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by Lender in its reasonable discretion) provided that, no such Notice or grace period shall apply in the case of any default which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in additional harm to Lender, impairment of the Revolving Credit Note or Fixed Rate Note, or any rights of Lender under this Agreement or any security given under any other Loan Document;
9.1.4    Event of Default under the Other Loan Documents.
Borrower shall be in default under any provision of the Revolving Credit Note, the Fixed Rate Note or any other Loan Document beyond any applicable notice and cure period, if any;
9.1.5    Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against Borrower by a court of competent jurisdiction, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of 30 days from the date of entry;
9.1.6    Notice of Lien or Assessment.
Subject to Section 1.2.9, a notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower’s assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, becomes payable and the same is not paid or otherwise discharged within 30 days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;

Credit Agreement	Page 56

9.1.7    Insolvency.
Borrower, Taken as a Whole, becomes insolvent (as such term is defined in Section 5.20(b) of the Loan Agreement) or admits in writing its inability to pay its debts as they come due;
9.1.8    Cessation of Business.
Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower or the right to use or lease the Collateral Pool Property as a conventional multifamily real property, and such injunction, restraint or other preventive order is not dismissed within 30 days after the entry thereof;
9.1.9    Lien Priority.
The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable Laws and such default shall continue unremedied for a period of 30 Business Days after Borrower’s Knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure, for a period not to exceed 60 additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion);
9.1.10    Bankruptcy and Other Proceedings.
Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within 90 days after filing;

Credit Agreement	Page 57

9.1.11    Material Adverse Change.
There shall occur a Material Adverse Change which is not corrected to the reasonable satisfaction of Lender within 30 days after the occurrence of such Material Adverse Change, or such additional reasonable time period necessary to cure such Material Adverse Change, in the event Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure for a period not to exceed 30 additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion); provided however, a Material Adverse Change pursuant to subsections (iv) or (v) of the definition of Material Adverse Change shall not constitute an Event of Default if (i) Lender determines that Borrower is in compliance with Section 2.1.4, (ii) Guarantor complies with the Minimum Net Worth and Liquidity requirements set forth in Section 8.10 as of the date of Lender’s Notice to Borrower of such perceived Material Adverse Change pursuant to subsection (iv) of the definition of Material Adverse Change, (iii) all amounts due under this Agreement, the Note and the other Loan Documents are current, and (iv) the Material Adverse Change does not involve fraud or written material misrepresentation.
9.1.12    Aggregate DSCR/LTV Ratio.
Either the Aggregate DSCR fails to comply with the requirements of Section 2.1.4.1 or the LTV Ratio exceeds the ratio permitted pursuant to Section 2.1.4.2 for a period of 90 consecutive days from the date of Borrower’s receipt of Notice of such non-compliance; or
9.1.13    Guarantor Default.
Guarantor fails to comply with any of the terms and provisions of the Guaranty after the expiration of any applicable notice or cure period, if any.
9.2    Consequences of Event of Default.
9.2.1    Acceleration of Loan.
Upon an Event of Default, Lender shall be entitled, without limitation, to (i) accelerate the Loan, and (ii) collect the Indebtedness.

Credit Agreement	Page 58

9.2.2    Remedies Cumulative.
Upon an Event of Default under Section 9.1, Lender shall be entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. Following an Event of Default, the Loan may be reinstated only upon the express written approval of Lender, to be granted, withheld or conditioned in its sole discretion.
9.2.3    Notice of Sale.
Any notice required to be given by Lender of a sale, lease, or other disposition of any Collateral that is personal property or any other intended action by Lender under the Uniform Commercial Code, if given at least 10 Business Days prior to such proposed action, shall constitute commercially reasonable notice thereof to Borrower.
10.    MISCELLANEOUS
10.1    Reserved.
10.2    Successors and Assigns.
This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.
10.3    Modifications, Amendments or Waivers.
Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder. Any such written agreement, waiver or consent (i) shall be effective to bind Lender and Borrower, and (ii) shall be accompanied in each instance by a written affirmation executed by Guarantor consenting to such actions.

Credit Agreement	Page 59

10.4    Forbearance.
Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions: (i) extend the time for payment of all or any part of the Loan; (ii) reduce the payments due under this Agreement, the Revolving Credit Note, the Fixed Rate Note or any other Loan Document; (iii) release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note, the Fixed Rate Note, or any other Loan Document; (iv) modify the terms and time of payment of the Loan; (v) join in any extension or subordination agreement; (vi) release any Collateral Pool Property; (vii) take or release other or additional security; (viii) modify the rate of interest or period of amortization of the Revolving Credit Note, the Fixed Rate Note or change the amount of the monthly installments payable under the Revolving Credit Note or the Fixed Rate Note; and (ix) otherwise modify this Agreement, the Revolving Credit Note, the Fixed Rate Note or any other Loan Document.
Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, the Fixed Rate Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy except as expressly provided in such writing, if at all. The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds shall not operate to cure or waive any Event of Default except to the extent of satisfaction of the Loan.
10.5    Remedies Cumulative.
Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

Credit Agreement	Page 60

10.6    Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.
Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from Lender’s negligence or willful misconduct or breach of this Agreement, (b) if the same results from any action taken with respect to a Collateral Pool Property after Lender has acquired title to such Collateral Pool Property in a foreclosure proceeding or deed in lieu accepted by Lender, (c) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (d) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, mortgage registration, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

Credit Agreement	Page 61

10.7    Holidays.
Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
10.8    Notices.
(a)    All Notices under or concerning this Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee by fax or other electronic transmittal (to be followed by a second form of delivery if by electronic transmittal; provided however, such failure to do so will not constitute Notice being improperly provided except for a Notice of an Event of Default), (ii) the 1st Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the 3rd Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:
If to Lender:

PNC Bank, National Association
26901 Agoura Road, Suite 200
Calabasas Hills, CA 91301
Attention: Loan Servicing Manager

If to Borrower:

____________________
c/o Steadfast Companies
18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
Attention: Ana Marie del Rio, General Counsel

Credit Agreement	Page 62

Lender shall endeavor to give the individuals or entities listed below courtesy copies of any notice given to Borrower by Lender or Servicer, at the address set forth below; provided, however, that failure to provide such courtesy copies of notices shall not affect the validity or sufficiency of any Notice to Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender to any claims by or liability to Borrower or any other individual or entity, it being acknowledged and agreed that no individual or entity listed below is a third-party beneficiary to any of the Loan Documents.

Steadfast Companies
105 Oronoco Street, Suite 312
Alexandria, Virginia 22314
Attention: Ginger Davis, Associate General Counsel

(b)
    Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 10.8. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 10.8, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 10.8 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.
(c)
    Any Notice under the Revolving Credit Note, the Fixed Rate Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 10.8.
10.9    Severability.
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

Credit Agreement	Page 63

10.10    Governing Law; Consent to Jurisdiction and Venue.
This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower and Lender agree that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated in the courts located in the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower and Lender irrevocably consent to service, jurisdiction, and venue of such courts for any such litigation and waive any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Agreement is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Agreement in any court of any other jurisdiction.
10.11    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

Credit Agreement	Page 64

10.12    Duration; Survival.
All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan (subject to the terms and provisions of Section 7.2 herein). All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of the (i) Expiration Date, or (ii) payment in full of the Obligations. Except as provided in Sections 2.6 and 3.2, all covenants and agreements of any Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note or the Fixed Rate Note shall survive payment in full of the Loan and the Expiration Date. Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender’s Lien on any Collateral Pool Property, (b) the maturity, expiration or early termination of the Revolving Credit Note or Fixed Rate Note or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Revolving Credit Note, the Fixed Rate Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty, shall, by its terms survive the release, maturity, expiration or early termination of this Agreement, the Revolving Credit Note, Fixed Rate Note or any of the other Loan Documents.
10.13    Exceptions.
The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
10.14    Servicing.
Pursuant to the terms of the Guide and any Servicing Agreement, if any, Lender may designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note, the Fixed Rate Note, and the other Loan Documents.
10.15    Reserved.

Credit Agreement	Page 65

10.16    Authority to File Notices.
Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.
10.17    WAIVER OF TRIAL BY JURY.
BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
10.18    Advertising.
Lender may include the name of Borrower, the name and location of any Collateral Pool Property, the Loan and the number of apartment units contained in any Mortgaged Property on Lender’s client list and in any typical advertisement.
10.19    Time of Essence.
Time is of the essence with respect to each obligation of Borrower and Lender hereunder.
10.20    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
10.21    NOTICE OF FINAL AGREEMENT.
THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Credit Agreement	Page 66

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

WITNESS:	SIR Ashley Oaks, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Buda Ranch, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer________

[Signatures Continue on the Following Page]

WITNESS:	SIR Deer Valley, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Carrington Park, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Carrington Place, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Carrington Champion, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Audubon Park, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Oak Crossing, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

WITNESS:	SIR Steiner Ranch Apartments, LLC,
a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a
Delaware limited liability company, its
___/s/ Linda Syharath_______________	Manager
Print Name: _Linda Syharath__________
/s/ Kevin J. Keating____________________
Name: __Kevin J. Keating_______________
Title: ___Chief Accounting Officer_________

[Signatures Continue on the Following Page]

LENDER:

PNC BANK, National Association,
WITNESS:	a national banking association

___/s/ Lauren McCollough____________	By: ___/s/ Todd Weaver_________________
Print Name: _Lauren McCollough___________
Name: __Todd Weaver_________________

Title: ___Senior Vice President_______

SCHEDULE 1.1(A)

LIST OF COLLATERAL POOL PROPERTIES
AND ASSOCIATED INITIAL NET OPERATING INCOMES AND MARKET VALUES

Collateral Pool Property	Initial Net Operating Income	Initial Market Value	Initial Allocated Loan Amount

Ashley Oaks	$1,779,699.00	$34,300,000.00	$24,867,500.00
Trails at Buda Ranch	$1,410,202.00	$29,000,000.00	$21,025,000.00
Deer Valley Luxury Apartments	$1,632,876.00	$31,700,000.00	$22,982,500.00
Carrington Park at Huffmeister	$1,411,417.00	$28,180,000.00	$20,430,500.00
Carrington Place	$2,042,024.00	$37,980,000.00	$27,535,500.00
Carrington at Champion Forest	$1,837,673.00	$34,650,000.00	$25,121,250.00
Audubon Park	$1,246,186.00	$22,900,000.00	$16,602,500.00
Oak Crossing	$1,410,362.00	$24,800,000.00	$17,980,000.00
Meritage at Steiner Ranch	$3,643,654.00	$80,800,000.00	$58,580,000.00

Schedule 1.1(A)	Page 77

SCHEDULE 1.1(B)

LIST OF
COLLATERAL POOL PROPERTY DOCUMENTS

(a)	Multifamily Mortgage/Deed of Trust/Deed to Secure Debt Assignment of Rents, Security Agreement and Fixture Filing

(b)	Multifamily Loan and Security Agreement

(c)	UCC-1 Financing Statements

(d)	Documents evidencing O & M Programs (if any)

(e)
Title insurance policy acceptable to Lender, in an amount equal to not less than the Initial Market Value of such Mortgaged Property, or such other amount as determined by Lender in its sole discretion, which title insurance shall include the following endorsements (where and if applicable): (i) a tie-in or aggregate endorsement, (ii) a multiple foreclosure endorsement, (iii) a first loss endorsement, (iv) a last dollar endorsement, (v) a variable rate mortgage endorsement, and (vi) a revolving credit endorsement

Schedule 1.1(B)

[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]
SCHEDULE 2.1.2

FORM OF
LOAN REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of __________, 20____, as amended (the “Credit Agreement”) by and between _________________________, a ______________________, having an address at _________________________________________ (“Borrower”) and _______________________, a ______________________ (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, _______________, the _______________ of Borrower, a _______________, do hereby certify on behalf of Borrower as of the date hereof, as follows:
Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $__________ (which must be greater than or equal to $______________. Funds should be delivered to Borrower by wire to the following account:
Bank Name and Location:
ABA Number:
Account Name:
Account Number:
Further Credit Instructions:
Attention:
1.    The requested date of the advance (the “Borrowing Date”) is ______________.

Schedule 2.1.2

2.    The Borrowing Tranche or [increase of an existing Borrowing Tranche as requested herein] shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate
_____    Fixed Rate**
* Prime Rate is available only as specified in the Credit Agreement
** Fixed Rate is available only as specified in the Credit Agreement.
3.    The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):
_____    1-month
_____    3-month*

*subject to a [___] ([__]) basis point ([____]) increase in the Margin otherwise applicable to such Borrowing Tranche

4.    Borrower will (check one):

_____	Pay all interest due and payable under the Borrowing Tranche [requested herein] or [as increased by this requested advance] in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Tranche as of the Borrowing Date.
5.    If applicable, the Base Rate for the Base Rate Borrowing Tranche requested hereunder shall be __% consisting of a LIBOR Index Rate of ___ % and a Margin of __%.

6.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [as increased as requested herein], the total number of Borrowing Tranches outstanding will be __, which is not more than ___.

Schedule 2.1.2

7.    If applicable (i.e. in the event of a Loan Request for [a Borrowing Tranche] or [increase of an existing Borrowing Tranche], the maturity date of the Interest Period of the Borrowing Tranche [requested herein] or [increased herein] is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).
8.    This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 17 of the Revolving Credit Note.
9.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.
10.    To the best of Borrower’s Knowledge following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.4 of the Credit Agreement.
11.    Guarantor is in compliance with the requirements set forth in Section 8.10 of the Credit Agreement relating to the Minimum Net Worth and Liquidity requirements.
12.    Intentionally Omitted.
13.    Except as set forth herein and approved by Lender, all of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance exceptions.
14.    No Potential Default or Event of Default exists as of the date hereof, and no Potential Default or Event of Default shall exist on the Borrowing Date.
15.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

Schedule 2.1.2

16.    All items that Borrower and Guarantor are required to furnish to Lender pursuant to the Credit Agreement to accompany this request are true and complete in all material respects.
17.    The undersigned is an Authorized Officer of Borrower.
18.    Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (_____) ____-________ and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) __________ (__________), (2) __________ (__________), (3) __________ (__________) or such additional names and numbers as Lender may specify upon prior written Notice to Borrower.
[The Loan Request continues on the following page]

Schedule 2.1.2

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

BORROWER:

_______________________________,
a __________________________________

By: _____________________________________
Name: _______________________________
Title: ________________________________

As to item 11 set forth herein:

GUARANTOR:

_______________________________,
a __________________________________

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

[The Loan Request continues on the following page]

Schedule 2.1.2

19.    The current LTV Ratio is ___%, which is less than or equal to the Maximum LTV Ratio specified in Section 2.1.4.1 of ___%, determined as follows:

A.	The current Loan balance	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
20.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [increased herein], the LTV Ratio will equal ___%, which is less than or equal to the Maximum LTV Ratio set forth in Schedule 2.1.4.1 of the Credit Agreement of ___%, determined as follows:

A.	The Loan balance upon disbursement of the funds comprising the Borrowing Tranche(s) requested herein	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
21.    The current Aggregate DSCR is ______ : 1.00, which is not less than _____ : 1.00, as set forth in Section 2.1.4.2 of the Credit Agreement determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$_____________
B.	Aggregate Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Aggregate DSCR	____________%

Schedule 2.1.2

22.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [increased herein] the Aggregate DSCR will be ______ : 1.00, which is not less than _____ : 1.00, as set forth in Section 2.1.4.2 of the Credit Agreement determined as follows:

A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$_____________
B.	Aggregate Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Aggregate DSCR	____________%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 19 through 22 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

SERVICER

_______________________________,
a __________________________________

By: _____________________________________
Name:
Title:

Dated: ___________________________________

Schedule 2.1.2

To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs 19 through 22 as certified by Servicer are accurate.

BORROWER:

_______________________________,
a __________________________________

By: _____________________________________
Name: _______________________________
Title: ________________________________

Schedule 2.1.2

SCHEDULE 2.1.4
FORM OF NOTICE FOR SUBLIMIT VIOLATIONS
[DATE]
_________________
_________________
_________________
Re:    ______________________
Dear __________________:
In accordance with the Credit Agreement by and between ____________, a ___________ (individually and collectively, the “Borrower”) and [____________________], a [____________________] (“Servicer”) dated [____] [__], 20__, requires a Valuation of each of the Collateral Pool Properties. Such Valuation has been performed in accordance with Freddie Mac’s current underwriting policies, practices and procedures subject to the terms and provisions of Section 1.2.3 of the Credit Agreement) and is based in large part, but not entirely, on Borrower’s supplied property level financial statements as provided to the Servicer. Based on this analysis, Freddie Mac has determined the following LTV Ratio, Aggregate DSCR and NOI:
LTV Ratio:
Aggregate DSCR:
NOI:
The [LTV Ratio] [and] [Aggregate DSCR] are not in compliance with the Sublimits set forth in [Sections 2.1.4.1 and 2.1.4.2][Section 2.1.4.1][Section 2.1.4.2] of the Credit Agreement, and Borrower shall comply with Section 5.4.2 of the Credit Agreement.
Please call the undersigned at ______________________________ if you have any questions.

Sincerely,

Schedule 2.1.4

SCHEDULE 2.3
FORM OF
[SCHEDULED MATURITY DATE EXTENSION CONFIRMATION] OR [NET SPREAD TABLE AFTER EXPANSION TO LOAN CONFIRMATION]
[______________], 20[__]
[__________]
[__________]
[__________]
[__________]
Attention: [__________]

Ladies and Gentlemen:

Reference is made to that Credit Agreement dated as of [__________], as amended (the “Credit Agreement”) initially by and between [__________], a [__________], having an address at [__________] (“Borrower”) and [__________], a [__________], having an address at [__________] (together with its successors and assigns, “Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to Section 2.4.3 of the Credit Agreement, the Borrower has elected to increase the Loan as set forth in Section 2.4.3 of the Credit Agreement, and the Net Spread applicable to any Borrowing Tranche on or after such increase shall be as set forth on Exhibit A hereto. OR
Pursuant to Section [2.3.1 or 2.3.2] of the Credit Agreement, the [First Option to Extend or Second Option to Extend] has been exercised, the [Maturity Date or First Extended Maturity Date] has been extended as set forth in [Section 2.3.1 or 2.3.2] of the Credit Agreement, and the Net Spread applicable to any Borrowing Tranche on or after the initial Scheduled Maturity Date shall be as set for the on Exhibit A hereto.
Sincerely,

LENDER:

_______________________________, a
__________________________________

By: _____________________________________
Name:
Title:
[signatures continue on next page]

Schedule 2.3

ACKNOWLEDGED AND AGREED

BORROWER:

_______________________, a _____________________________

By:
Name:
Title:

Schedule 2.3

EXHIBIT A TO SCHEDULE 2.3

[NET SPREAD TABLE APPLICABLE DURING AN EXTENSION PERIOD] OR [NET SPREAD TABLE APPLICABLE AFTER AN EXPANSION TO THE COMMITMENT]

Aggregate DSCR	Net Spread*	Margin*
Greater than or equal to [__] : 1.00 but less than [__]: 1.00	[_______]	[_______]
Greater than or equal to [__]: 1.00 but less than [___]: 1.00	[_______]	[_______]
Greater than or equal to [___] : 1.00	[_______]	[_______]

The Net Spread and Margin set forth above each assumes that the Base Rate Borrowing Tranche will have a one (1) month Interest Period. [The Net Spread and Margin shall be increased by [__] basis points ([___]) for any Base Rate Borrowing Tranche having a three-month Interest Period]

Schedule 2.3

SCHEDULE 4.2.3

NET SPREAD TABLE

Aggregate DSCR	Net Spread*	Margin*
Greater than or equal to 1.45:1.00 but less than 1.65: 1.00	193 bps	198 bps
Greater than or equal to 1.65: 1.00 but less than 1.85: 1.00	183 bps	188 bps
Greater than or equal to 1.85: 1.00	173 bps	178 bps

* The Net Spread and Margin set forth above assume that the Borrowing Tranches will have a one-month Interest Period. The Net Spread and Margin shall be increased by 0.001 for any Base Rate Borrowing Tranche having a 3 month Interest Period.

Schedule 4.2.3

[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR THE RENEWAL OF MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR TO PROVIDE FOR THE SPLITTING OF A MATURING BORROWING TRANCHE INTO MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR THE CONVERSION OF A FIXED RATE BORROWING TRANCHE TO A BASE RATE BORROWING TRANCHE PURSUANT TO THE CREDIT AGREEMENT]
SCHEDULE 4.3.3

RENEWAL [CONVERSION] REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of _____________, 20___, as amended (the “Credit Agreement”) by between ______________________, a _____________________ (individually and collectively the “Borrower”) and [_____________________], a [____________________] (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, __________________, the _______________ of Borrower, a __________________________, do hereby certify on behalf of each Borrower as of the date hereof, as follows:
_____Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of $______________, whose then-current Interest Period will mature on ___________, ____.
or
_____ Borrower, in accordance with the provisions of the Credit Agreement, will repay $___________ of the outstanding principal amount of the Borrowing Tranche originally funded in the amount of $____________, whose Interest Period will mature on ________, ____, prior to such maturity date, and hereby requests Lender to renew such Borrowing Tranche in the amount of the remaining principal balance of such Borrowing Tranche, the remaining principal balance being equal to $___________.
[or

Schedule 4.3.3

_____ Borrower hereby requests Lender to combine 2 or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche, specifically Borrower hereby requests that Lender combine the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ with the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ [add descriptions of additional Borrowing Tranches as necessary.]
[or Borrower in accordance with the provisions of the Credit Agreement will convert the Fixed Rate Borrowing Tranche in the amount of $__________ to a Base Rate Borrowing Tranche in the amount of $__________]
1.    The Borrowing Tranche shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate
* Prime Rate is available only as specified in the Credit Agreement
2.    The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche [converted Fixed Rate Borrowing Tranche) is (check one):
_____    one-month
_____    three-month*

* subject to a [____] ([__]) basis point ([_____]) increase in the Margin otherwise applicable to such Borrowing Tranche

3.    Borrower will (check one):

_____	Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Tranche as of the Borrowing Date.
4.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.
5.    If applicable, the Base Rate for the Borrowing Tranche renewed hereunder [Fixed Rate Tranche converted hereunder]shall be ____% consisting of a LIBOR Index Rate of ____% and a Margin of ____%.

Schedule 4.3.3

6.     If applicable (i.e. in the event of the renewal of a Borrowing Tranche [or conversion of a Fixed Rate Borrowing Tranche]), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).
7.    Intentionally Omitted.
8.    Intentionally Omitted.
9.    Intentionally Omitted.
10.    [Check one of the following:]
____ No Potential Default or Event of Default exists as of the date hereof and as of the date of renewal.
____ No Potential Default or Event of Default exists as of the date hereof and as of the date of renewal, other than Borrower’s non-compliance with [Sections 2.1.4.1 and 2.1.4.2] [Section 2.1.4.1] [Section 2.1.4.2] of the Credit Agreement, and the renewal of any Borrowing Tranche hereunder will not increase the outstanding principal balance of the Loan.
11.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.
12.    The undersigned is an Authorized Officer of Borrower.
13.    Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (____) ____-_________ and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) [__________] ([__________]), (2) [__________] ([__________]), (3) [__________] ([__________] or such other names and numbers as Lender may specify upon prior written notice to Borrower.

[The Renewal Request continues on the following page]

Schedule 4.3.3

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

BORROWER:

_______________________________,
a __________________________________

By: _____________________________________
Name: _______________________________
Title: ________________________________

[The Renewal Request continues on the following page]

Schedule 4.3.3

14.    The current LTV Ratio is ___________(__%), which is less than or equal to the Maximum LTV Ratio set forth in Section 2.1.4.1 of the Credit Agreement of ________________ percent (____%), determined as follows:

A.	The current Loan balance	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$_____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
15.    The current Aggregate DSCR is [___] : 1.00, which [check one:]

___ is less than _____ : 1.00, or

___ is greater than or equal to _____: 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$_____________
B.	Aggregate Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Aggregate DSCR	____________%

16.    Following the renewal of the Borrowing Tranche [conversion of the Fixed Rate Borrowing Tranche] for the Interest Period requested herein, the Aggregate DSCR will be ______ : 1.00, which [check one:]

___ is less than ____ : 1.00, or

___ is greater than or equal to _____ : 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$_____________
B.	Aggregate Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Aggregate DSCR	____________%

Schedule 4.3.3

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 14 through 16 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

SERVICER:

_______________________________,
a __________________________________

By: _____________________________________
Name: _______________________________
Title: ________________________________

Dated: ___________________________________

To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs 14 through 16 as certified by Servicer are accurate.

BORROWER:

_______________________________,
a __________________________________

By: _____________________________________
Name: _______________________________
Title: ________________________________

Schedule 4.3.3